As filed with the Securities and Exchange Commission on June 29 , 2009
Registration No. 333-150556

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWER EFFICIENCY CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	22-3337365
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification Number)

3960 HOWARD HUGHES PARKWAY
SUITE 460
LAS VEGAS, NV 89169
(702) 697-0377
(Address, including zip code, and telephone number,
including area code, of Company's principal executive offices)

STEVEN Z. STRASSER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
POWER EFFICIENCY CORPORATION
3960 HOWARD HUGHES PARKWAY
SUITE 460
LAS VEGAS, NV 89169
TEL: (702) 697-0377
FAX: (702) 697-0379
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copy to:
BARRY GROSSMAN, ESQ.
ADAM S. MIMELES, ESQ.
ELLENOFF GROSSMAN & SCHOLE LLP
150 EAST 42ND STREET, 11TH FLOOR
NEW YORK, NEW YORK 10017
TEL: (212) 370-1300
FAX: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REGISTRATION FEE PAID WITH ORIGINAL REGISTRATION STATEMENT. NO ADDITIONAL FEE DUE.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Post Effective Amendment No. 1 on Form S-1/A amends the Registration Statement on Form S-1 that was filed by the Registrant. The prospectus contained in this Post-Effective Amendment will, upon effectiveness of the Post-Effective Amendment, supersede the prospectuses dated September 26, 2008 and filed pursuant to Rule 424(b). All filing fees payable in connection with the registration of the securities covered hereby were previously paid in connection with the filing of the original registration statement.

SUBJECT TO COMPLETION, DATED JUNE 29 , 2009

PROSPECTUS
POWER EFFICIENCY CORPORATION
59,687,619 SHARES OF COMMON STOCK

This prospectus relates to 59,687,619 shares of our common stock that may be sold from time to time by the Selling Stockholders listed under the caption "Selling Stockholders". We will not receive any of the proceeds from the sale of the common stock sold. The Selling Stockholders may sell those shares from time to time in the public securities market. The Selling Stockholders may determine the prices at which they will sell the common stock, which prices may be at market prices prevailing at the time of such sale or some other price. See "Plan of Distribution".

Our common stock is traded on the National Association of Securities Dealers Over The Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "PEFF." On June 24, 2009, the closing bid price of our common stock as reported on the OTC Bulletin Board was $0.18.

THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. IT IS LIKELY THAT THE COMMON STOCK WILL BE SUBJECT TO "PENNY STOCK" RULES, WHICH GENERALLY REQUIRE THAT A BROKER OR DEALER APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCK AND THE BROKER OR DEALER RECEIVE FROM THE INVESTOR A WRITTEN AGREEMENT TO THE TRANSACTIONS SETTING FORTH THE IDENTITY AND QUANTITY OF THE PENNY STOCKS TO BE PURCHASED BEFORE A TRADE INVOLVING A PENNY STOCK IS EXECUTED. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 29 , 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a post-effective amendment to a registration statement we have filed with the SEC. Under this registration process, the selling stockholders referred to in this prospectus may offer and sell from time to time up to 24,450,016 currently outstanding shares of our common stock, 8,140,000 shares of our common stock issuable upon the conversion of the Company’s Series B Preferred Stock, 17,928,347 shares of our common stock issuable upon the exercise of warrants outstanding at an weighted average exercise price of $0.47 per share and held by the selling stockholders as of the date of this prospectus and 9,169,256 shares of our common stock issuable upon the exercise of options and warrants issued to employees, consultants, vendors and noteholders.

This prospectus does not cover the issuance of any shares of common stock by us, and we will not receive any of the proceeds from any sale of shares by the selling stockholders. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this registration statement.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

PROSPECTUS SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Throughout this prospectus, when we refer to “Power Efficiency” or the “Company” or when we speak of ourselves generally, we are referring to Power Efficiency Corporation unless the context indicates otherwise or as otherwise noted.

THE OFFERINGS

On January 21, 2008, Power Efficiency Corporation issued an aggregate of 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. The Series B Preferred Stock and warrants issued in the offering are convertible or exercisable, as applicable, into an aggregate of up to 18,360,000 shares of the Company’s common stock.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s Board of Directors. Each warrant is exercisable for up to 50 shares of common stock at an exercise price of $0.60 per share and expires five years from the date of issuance.

On November 30, 2006, January 19, 2007, March 2, 2007, March 7, 2007, March 30, 2007 and March 31, 2007, the Company issued and sold an aggregate of 12,950,016 shares of its common stock and 8,287,508 common stock purchase warrants in a private offering for an aggregate of $4,235,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company. The per share purchase price of the common stock was $0.30. The warrants have a per share exercise price of $0.40, are exercisable immediately and expire five years from the date of issuance. The $4,235,000 investment consisted of $400,000 from the cancellation of indebtedness, approximately $50,000 in lieu of compensation owed to certain employees, officers and directors of the Company, and approximately $3,785,000 in new cash.

In June, July and August of 2005, we conducted a private offering of our common stock and warrants. We offered up to 50 units, at $50,000 each, to individuals or entities who qualified as "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each such unit consisted of (a) 250,000 shares of common stock and (b) a warrant to purchase prior to the fifth (5th) anniversary following the closing 125,000 shares of common stock, at an exercise price of $0.40. The placement closed on August 31, 2005 and resulted in gross proceeds of $2,900,000.

THE COMPANY

Our Business

Power Efficiency produces products that reduce energy costs in specific commercial applications, utilizing patented improvements upon motor controller technologies developed by National Aeronautics Space Administration (“NASA”), as well as technologies based solely on the Company’s inventions. The Company has branded these collective patented and patent pending technologies as  E-SAVE Technology® and has a registered trademark on this name. Our products are solid-state motor controllers which reduce the amount of power consumed by alternating current (AC) induction motors operating at constant speeds and under variable loads. Our products were previously marketed as the Performance Controller and the Power Genius, but have recently been re-branded as Motor Efficiency Controllers (“MEC”). The MEC reduces energy consumption on electrical equipment by electronically sensing and controlling the amount of energy the motor consumes on certain applications. The energy savings can range up to 35%, while the life of the motor is extended because of both the reduced motor operating temperatures and the reduced mechanical stress provided by its “soft start” technology. The efficiency of the MEC has been tested by Excel Energy, Nevada Power Company, and the Los Angeles Department of Water and Power, independent third parties, with positive results.

We market our products directly under the brand name MEC, and through other companies under names such as Power Commander® and EcoStart™. Customers include large elevator and escalator manufacturers such as Otis Elevator Co. (a subsidiary of United Technologies, Inc.) and KONE Inc.

Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world. Customers for the MEC are typically in a high electricity cost environment, may have local utility or governmental incentives to save energy, has energy usage as a significant operating cost, uses constant speed induction motors that are lightly or cyclically loaded, and has motors that run continuously or have frequent on/off cycles. This customer base represents a market which includes target sectors such as elevators, escalators, granulators, oil pump jacks, conveyors and other industrial applications.

We are focused on creating distribution channels to take advantage of opportunities given the current conditions in the energy market and how our product meets these needs. Management believes this multi-channel distribution strategy, if successful, will allow Power Efficiency to achieve sustainable revenue growth.

Highlights

Demonstrated Energy Savings - Over 1,000 units have been installed at facilities throughout the U.S. The products have demonstrated the ability to reduce the energy consumption of AC induction motors, by up to 35% in appropriate applications.

Patented Technology - Our products incorporate technology developed and patented by NASA. Our own patent encompasses a number of improvements on the NASA technology made by our engineers. We recently filed five provisional patents and three utility patents on additional technological advancements.

Extensive Engineering - Our products incorporate trade secret and engineering know-how, which we believe enables them to operate effectively over a broad range of conditions.

Large Potential Market - The United States consumes over $200 billion of electricity annually. A study for the United States Department of Energy estimates that motor driven systems consume 23% of all electricity in the U.S. and 64% of all the electricity used in the manufacturing sector. Based on our own in-house testing, our product can save up to 35% of the energy consumed by electric AC induction motors in appropriate applications. These applications include most motors that work at constant speed but are variably loaded, such as the AC motors found on many elevators, escalators, granulators, saw mills, stamping presses and other manufacturing equipment.

New Products - We have developed and received certifications for digital versions of our products ranging from 22 to 380 amps. We have also developed a prototype unit for small motors such as those found in residential and light commercial equipment and appliances.

Limited Competition - We are not aware of any products on the market today that have been certified by CE (Conformity European) CSA (Canadian Standards Association), and UL (Underwriters Laboratories, Inc.), and offer the same energy-saving and soft start characteristics as our products.

International Distribution - International markets, such as those in Europe and Asia, often have higher prices for electricity than in the U.S. Therefore, we believe international markets provide a significant opportunity in the future.

A detailed description of our business strategy is provided under the heading “Business” below.

Our headquarters is located at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169, and our telephone number is 702-697-0377.

Selling Stockholders

The shares of common stock covered by this prospectus that are being offered by the selling stockholders consist of up to 59,687,619 shares issued or to be issued (the "Securities") to the selling stockholders within 60 days of the date hereof. The full name, address and control persons of the selling stockholders are set forth beginning on page 29 of this prospectus.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this prospectus, before you decide to purchase the shares offered hereby. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause future actual results to differ materially from those contained in any historical or forward-looking statements.

RISKS RELATED TO OUR BUSINESS

Unless We Achieve Profitability and Related Positive Cash Flow, The Company May Not Be Able To Continue Operations, And Our Auditors Have Questioned Our Ability To Continue As A "Going Concern".

The Company has suffered recurring losses from operations, and experienced a deficiency of cash of approximately $892,000, $3,100,000 and $2,851,000 from operations for the three months ended March 31, 2009, and the years ended December 31, 2008 and 2007, respectively.  For the three months ended March 31, 2009 and for the years ended December 31, 2008 and December 31, 2007, we had net losses of $1,296,341, $3,948,204 and $3,891,795, respectively.  In our Auditor’s Report dated March 30, 2009 on our December 31, 2008 financial statements included in this report, our auditors have stated that these factors raise substantial doubt about our ability to continue as a “going concern”.  Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should we be unable to continue in existence.

The Company’s continuation as a “going concern” is dependent upon achieving profitable operations and related positive cash flow and satisfying our immediate cash needs by external financing until we are profitable.  Our plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.  We intend to seek to raise additional capital through equity issuance, debt financing or other types of financing, but we cannot guarantee that sufficient capital will be raised.

The Company Has A Limited Operating History, Has Experienced Recurring Losses And Has Limited Revenue.

To date, and due principally to a lack of working capital, our operations have been limited in scale. Although we have an arrangement with an outsourced production facility to manufacture our products, have established relationships with suppliers, and have received contracts for our products, we may experience difficulties in production scale-up, product distribution, and obtaining and maintaining working capital until such time as our operations have been scaled-up to normal commercial levels. We have not had a profitable quarter in the past three years and we cannot guarantee we will ever operate profitably. In addition, we have limited revenue. For the three months ended March 31, 2009 our total revenues were $47,147, for the year ended December 31, 2008, our total revenues were $480,513, and for the year ended December 31, 2007, our total revenues were $490,510.

The Company Does Not Have A Bank Line Of Credit.

At the present time, the Company does not have a bank line of credit, which further restricts its financial flexibility.

The Company Will Require Additional Funds To Meet Its Cash Operating Expenses And Achieve Its Current Business Strategy.

The Company continues to have limited working capital and will be dependent upon additional financing to meet capital needs and repay outstanding debt. We cannot guarantee additional financing will be available on acceptable terms, if at all. We also need additional financing to raise the capital required to fully implement our business plan. Our current fixed operating expense level is approximately $250,000 to $300,000 per month. Although we currently have several months of working capital, we may nevertheless need to issue additional debt or equity securities to raise required funds, and as a result existing equity owners would be diluted.

When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in us.

The Company’s Management Group Owns Or Controls A Significant Number Of The Outstanding Shares Of Our Common Stock And Will Continue To Have Significant Ownership Of Our Voting Securities For The Foreseeable Future.

As of the date of this prospectus, management controls approximately nineteen percent (19%) of our issued and outstanding common stock and voting equivalents. Additionally, Summit Energy Ventures, LLC (“Summit”) owns twelve percent (12%) of our common stock and voting equivalents, which is included in the above number. Summit is controlled by Steven Strasser, our Chairman and CEO, and he has the right to vote all shares owned by Summit. The remaining equity in Summit is owned by BJ Lackland, our CFO.  As a result, these persons will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and, subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our common stock may:

•	delay or prevent a change in the control;
•	impede a merger, consolidation, takeover, or other transaction involving the Company; or
•	discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

The relationships between Summit and our executive officers are discussed in more detail under “Certain Relationships And Related Party Transactions” herein.

The Company’s Business Depends Upon The Maintenance Of Its Proprietary Technology, Which Relies, In Part, On Contractual Provisions To Protect Its Trade Secrets And Proprietary Knowledge.

The Company depends upon its proprietary technology, relying principally upon trade secret and patent law to protect this technology. The Company also regularly enters into confidentiality agreements with key employees, customers, potential customers, and vendors and limits access to and distribution of trade secrets and other proprietary information. However, these measures may not be adequate to prevent misappropriation of its technology. Additionally, its competitors may independently develop technologies substantially equivalent or superior to its technology. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. The Company is subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

We Are Dependent On Third-Party Suppliers.

Although we believe most of the key components required for the production of our products are currently available in sufficient production quantities from multiple sources, they may not remain so readily available. It is possible that other components required in the future may necessitate custom fabrication in accordance with specifications developed or to be developed by us. Also, in the event we, or our contract manufacturer, as applicable, are unable to develop or acquire components in a timely fashion, our ability to achieve production yields, revenues and net income can be expected to be adversely affected. Additionally, we are dependent on Sanmina-Sci to manufacture our higher volume products. While we believe we would be successful in finding alternative manufacturers should this manufacturer not be available to manufacture our product, it could take substantial time and effort to locate such alternatives and, depending on the timing of the loss of Sanmina-Sci, could result in disruption in delivery schedules, harm to our clients and our reputation and future prospects.

We Are Developing And Commercializing New Energy Saving Technologies And Products Which Will Involve Uncertainty And Risks Related To Product Development And Market Acceptance.

Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products based upon our technology and its perceived competitive advantages. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate we will incur substantial expense in connection with the development and testing of our proposed products and expect these expenses to result in continuing and significant losses until such time, if ever, that we are able to achieve adequate levels of sales or license revenues.

We Have Limited Experience in Direct Sales.

Our products have been distributed primarily through OEMs. We have recently begun pursuing an expanded distribution strategy designed to reduce our reliance on OEMs. Pursuant to this strategy, we are increasing our direct sales efforts into new markets. Our future growth and profitability will depend upon the successful development of business relationships with additional OEMs, growth in direct sales, and sales through select resellers and reps to penetrate the market with our products.

The Company Currently Depends On A Small Number Of Customers And Expects To Continue To Do So.

The Company currently does business with approximately 20 customers. Of this number, four customers accounted for approximately 82% of our gross revenues in 2008.  We are, and may continue to be, dependent upon a small number of customers. Accordingly, the loss of one or more of these customers is likely to have a material adverse effect on our business.

Most Of The Company’s Current And Potential Competitors Have Greater Name Recognition, Financial, Technical And Marketing Resources, And More Extensive Customer Bases And Industry Relationships Than We Do, All Of Which Could Be Leveraged To Gain Market Share To Our Detriment, Particularly In An Environment Of Rapid Technological Change.

Although we believe we have limited competition for our specific technology, we compete against a number of companies for dollars in the electric motor energy savings market, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than we currently have or may reasonably expect to have in the foreseeable future. This competition may have an adverse effect on our ability to expand our operations or operate profitably. The motor control industry is also highly competitive and characterized by rapid technological change. Our future performance will depend in large part upon our ability to become and remain competitive and to develop, manufacture and market acceptable products in these markets. Competitive pressures may necessitate price reductions, which can adversely affect revenues and profits. If we are not competitive in our ongoing research and development efforts, our products may become obsolete, or be priced above competitive levels. However, management believes, based upon their performance and price, our products are attractive to customers. We cannot guarantee that competitors will not introduce comparable or technologically superior products, which are priced more favorably than our products.

Changes In Retail Energy Prices Could Affect Our Business.

We have found that a customer’s decision to purchase a Motor Efficiency Controller, or MEC, (or similar product) is primarily driven by the payback on the investment resulting from the increased energy savings. Although believe that current retail energy prices support an attractive return on investment for our products, the future retail price of electrical energy may not remain at such levels, and price fluctuations reducing energy expense could adversely affect demand for our products.

Loss Of Key Personnel Could Have Significant Adverse Consequences.

We currently depend on the services of Steve Z. Strasser, and BJ Lackland, our Chief Executive Officer and Chief Financial Officer, respectively. The loss of the services of either of these persons could have an adverse effect on our business. As discussed under “Management”, we have entered into long-term employment contracts with Messrs. Strasser and Lackland, but such contracts do not guarantee they will remain with us.

The Company Does Not Have “Key Man” Life Insurance.

The Company presently does not have any key man life insurance policies. As soon as practicable following the commencement of profitable operations (which may never occur), we intend to purchase key man life insurance on the life of our principal executive officer, Steven Strasser. Upon purchase of such insurance, we intend to pay the premiums and be the sole beneficiary. The lack of such insurance may have a material adverse effect upon our business and financial conditions.

Delaware Law Limits The Liability Of Our Directors.

Pursuant to our Certificate of Incorporation, the Company’s directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

Potential Product Liability Claims May Not Be Fully Covered By Insurance.

The Company may be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on us. Presently, we have general liability coverage that includes product liability up to $2,000,000 and umbrella liability up to $4,000,000. Any large product liability suits occurring early in our growth may significantly and adversely affect our ability to expand the market for our products.

RISKS RELATED TO OUR COMMON STOCK AND CAPITAL STRUCTURE

Trading In Our Common Stock Over The Last 12 Months Has Been Limited, So Investors May Not Be Able To Sell As Many Of Their Shares As They Want At Prevailing Prices.

Shares of our common stock are traded on the OTC Bulletin Board. Approximately 27,000 shares were traded on an average daily trading basis for the 12 months ended December 31, 2008.  If limited trading in our common stock continues, it may be difficult for stockholders to sell their shares. Also, the sale of a large block of our common stock could depress the market price to a greater degree than a company that typically has a higher volume of trading of its securities.

The Limited Public Trading Market May Cause Volatility In The Company's Stock Price.

The Company’s common stock is currently traded on the OTC Bulletin Board under the symbol “PEFF”. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock.

An Active And Visible Trading Market For Our Common Stock May Not Develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;
•	Market visibility for our common stock may be limited; and
•	Such a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. The trading price of the common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by the Company or its competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

Penny Stock Regulations May Impose Certain Restrictions On Marketability Of The Company's Securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a   market price of less than $5.00 per share or an   exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell the Company’s securities in the secondary market and the price at which such purchasers can sell any such securities.

Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The Company’s management is aware of the abuses that have occurred historically in the penny stock market.

We May Never Pay Cash Dividends On Our Common Stock.

We have not paid or declared any dividends on our common stock and do not anticipate paying or declaring any cash dividends on our common stock in the foreseeable future.

Sales Of Common Stock Under Rule 144 May Adversely Affect The Market Price Of Our Common Stock.

Possible Resales under Rule 144. Of the 43,255,441 shares of the Company’s common stock outstanding on the date of this report, 27,408,823 shares are freely trading in the market place (the “Free Trading Shares”). The Free Trading Shares are comprised mostly of shares (1) originally issued in private offerings of common stock from June through March 2007, that were later registered in the Company’s S-1 Registration Statement (the “Registration Statement”), declared effective on October 10, 2008 and (2) shares originally issued in transactions exempt from registration under the Securities Act.

The remaining 15,846,618 shares of our common stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144.  These shares include the 9,035,294 shares held by Summit and Steven Strasser in the aggregate, and 1,318,000 shares held by directors and insiders.

In addition, the Company had approximately 30,629,780 common stock purchase warrants outstanding and approximately 15,579,896 common stock options outstanding as of the date of this report, including the warrants issued in connection with the private offer and sale of preferred stock units in 2007 (See Note 18 to the Financial Statements).  The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under the Registration Statement or pursuant to Rule 144, subject to certain limitations.

In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations.  Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.  Any substantial sale of the common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.

Exercise Of Outstanding Options And Warrants Will Dilute Ownership Of Outstanding Shares.

As of the date of this prospectus, the Company has reserved 71,429 shares of common stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 1994 Plan, of which no options are outstanding.  Furthermore, we have reserved 20,000,000 shares of our common stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 2000 Plan, of which options to purchase an aggregate of 15,579,896 shares are outstanding. The outstanding options under the 2000 Plan have a weighted average exercise price of $0.37. As of the date of this report, we have issued warrants exercisable for 30,629,780 shares of common stock to financial consultants, investors, former employees and other business partners, having a weighted average exercise price of $0.45 and expiring on various dates from October 2009 to July 2013. Exercise of these options and warrants in the future will reduce the percentage of common stock held by the public stockholders. Furthermore, the terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such options and warrants.

Our Issuance Of “Blank Check” Preferred Stock Could Adversely Affect Our Common Stockholders.

The Company’s Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares.  From October 29, 2007, through January 21, 2008, the Company sold 140,000 shares of its Series B Preferred Stock in a private offering of units (See Note 18 to the Financial Statements).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events, our future financial performance, growth of our target market and related worldwide markets, future demand for our products, retail electrical energy demand and prices and similar expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of these terms or other comparable terminology. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statements as they reflect our management's view only as of the date of this prospectus. We will not update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.

This prospectus contains statistical data that we obtained from industry sources. These sources generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy or completeness of the information. Although we believe that the industry sources are reliable, we have not independently verified their data.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders. If and when the warrants held by Selling Stockholders are exercised, we will receive the proceeds from the exercise of those warrants. If all of these warrants are exercised in full, we will receive approximately $11,000,000, which we intend to use for working capital and other general corporate purposes.

We anticipate we will need at least $250,000 to $300,000 per month to continue our current operations, not including non-cash expenses and payments to certain creditors, including accrued expenses. As discussed in "Risk Factors" above, we will need to make payments toward accrued liabilities out of our cash flow for the foreseeable future. Overall, our satisfaction of our cash requirements depends on our ability to raise money from external financing sources and to generate future sales.

PRICE RANGE OF COMMON STOCK

The Company’s common stock is thinly traded on the National Association of Securities Dealers’ Over the Counter Bulletin Board (“OTCBB”) under the symbol “PEFF”.

The following table sets forth the high and low bid information for periods in the three month period ended March 31, 2009 and the two twelve month periods ended December 31, 2008 and December 31, 2007.

Three months Ended March 31, 2009	High	Low
January 1, 2009 — March 31, 2009	0.30	0.09

Twelve months Ended December 31, 2008	High	Low
October 1, 2008 — December 31, 2008	$0.25	0.08
July 1, 2008 — September 30, 2008	0.32	0.19
April 1, 2008 — June 30, 2008	0.39	0.26
January 1, 2008 — March 31, 2008	0.55	0.26

Twelve months Ended December 31, 2007	High	Low
October 1, 2007 — December 31, 2007	$0.70	$0.37
July 1, 2007 — September 30, 2007	0.75	0.20
April 1, 2007 — June 30, 2007	0.26	0.20
January 1, 2007 — March 31, 2007	0.30	0.18

As of June 12, 2009 there were 168 stockholders of record of the Company’s common stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and have no present intention of paying cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. It is the intention and present policy of our board to retain all earnings to provide for our future growth.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion includes forward-looking information that involves risks and assumptions which could cause actual results to differ materially from management's expectations. See "Special Note Regarding Forward-Looking Statements" on page 7 of this prospectus.

OVERVIEW

The Company generates revenues from a single business segment: the design, development, marketing and sale of proprietary solid state electrical components designed to reduce energy consumption in alternating current induction motors.

The Company began generating revenues from sales of its patented MEC line of motor controllers in late 1995. As of March 31, 2009, the Company had total stockholders’ equity of $1,808,419 primarily due to (i) the Company’s sale of 140,000 shares of Series B Convertible Preferred Stock in a private offering from October of 2007 through January of 2008, (ii) the Company’s sale of 12,950,016 shares of common stock in a private stock offering from November of 2006 through March of 2007, (iii) the Company’s sale of 14,500,000 shares of common stock in a private stock offering in July and August of 2005, (iv) the Company’s sale of 2,346,233 shares of Series A-1 Convertible Preferred stock to Summit Energy Ventures, LLC in June of 2002 and (v) the conversion of notes payable of approximately $1,047,000 into 982,504 shares of Series A-1 Convertible Preferred Stock in October of 2003.  All of the Company’s Series A-1 Convertible Preferred Stock was converted into the Company’s common stock in 2005.

Because of the nature of our business, the Company makes significant investments in research and development for new products and enhancements to existing products.  Historically, the Company has funded its research and development efforts through cash flow primarily generated from debt and equity financings.  Management anticipates that future expenditures in research and development will continue at current levels.

The Company’s results of operations for the quarter ended March 31, 2009 were marked by a significant decrease in revenues and an increase in its loss from operations that are more fully discussed in the following section “Results of Operations for the Three Months Ended March 31, 2009 and 2008”.  Sales cycles for our products are generally lengthy and can range from less than a month to well over one year, depending on customer profile.  Larger original equipment manufacturer (“OEM”) deals and sales to larger end users generally take a longer period of time, whereas sales through channel partners may be closed within a few weeks.  Because of the complexity of this sales process, a number of factors that are beyond the control of the Company can delay the closing of transactions.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008.

REVENUES

The following table sets forth certain line items in our condensed statement of operations as a percentage of total revenues for the periods indicated:

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Revenues	100.0%	100.0%
Cost of revenues	61.1	73.4
Gross profit	38.9	26.6
Costs and expenses:
Research and development	524.0	120.7
Selling, general and administrative	2,242.8	590.6
Depreciation and amortization	41.0	11.1
Total expenses	2,807.8	722.4
Loss from operations	(2,769.0)	(695.8)
Other income	19.3	31.5
Net loss	(2,749.7)	(664.3)
Dividends paid or payable on Series B Preferred Stock	494.9	165.8
Net loss attributable to common shareholders	(3,244.4)	(825.0)

Total revenues for the three months ended March 31, 2009 were approximately $47,000 compared to $134,000 for the three months ended March 31, 2008, a decrease of $90,000 or 67%. This decrease is mainly attributable to a decrease in sales in the elevator and escalator market in the first quarter of 2009.  Specifically, escalator manufacturer and service provider sales fell to approximately $35,000 for the three months ended March 31, 2009, from $127,000 for the three months ended March 31, 2008.  Sales of the analog product to one escalator manufacturer and service provider, which is one of the Company’s largest customers, slowed during this period in anticipation of release of their private label version of our digital product.  The digital product is being tested and evaluated for use on a retrofit and OEM basis by this customer.  The digital product offers greater features and functionality compared to the analog product, making it more attractive as an OEM product.  For the three months ended March 31, 2009, industrial and other sales, of which all but one order consisted of digital units, was approximately 24% of total sales, and escalator and elevator sales, which consisted of a mix of digital units and analog units, were approximately 76% of total sales.

COST OF REVENUES

Total cost of revenues, which includes material and direct labor and overhead for the three months ended March 31, 2009 was approximately $29,000 compared to approximately $98,000 for the three months ended March 31, 2008, a decrease of $69,000 or 70%.  This decrease is mainly attributable to a decrease in sales in the elevator and escalator market in the first quarter of 2009.  As a percentage of revenue, total cost of sales decreased to approximately 61% for the three months ended March 31, 2009 compared to approximately 73% for the three months ended March 31, 2008.  The decrease in the costs as a percentage of sales was primarily due to the Company increasing its prices on certain units, which resulted in higher margins during the first quarter of 2009, and an increase in the sale of digital units, which have higher average margins than analog units.

GROSS PROFIT

Gross profit for the three months ended March 31, 2009 was approximately $18,000 compared to approximately $36,000 for the three months ended March 31, 2008, a decrease of $18,000 or 50%.  This decrease is mainly attributable to a decrease in sales in the elevator and escalator market in the first quarter of 2009.  As a percentage of revenue, gross profit increased to approximately 39% for the three months ended March 31, 2009 compared to approximately 27% for the three months ended March 31, 2008.

OPERATING EXPENSES

Research and Development Expenses

Research and development expenses were approximately $247,000 for the three months ended March 31, 2009, as compared to approximately $161,000 for the three months ended March 31, 2008, an increase of $86,000 or 53%.  This increase is mainly attributable to the Company’s continued research and development efforts on its digital controller for both its single-phase and three-phase products, including additional personnel in the Company’s research and development department, which resulted in higher salaries and related payroll costs, as well as new product testing and certification expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were approximately $1,057,000 for the three months ended March 31, 2009, as compared to $790,000 for the three months ended March 31, 2008, an increase of $267,000 or 34%. The increase in selling, general and administrative expenses compared to the prior year was primarily due to the Company’s adoption of SFAS 157 and EITF 07-5, which resulted in the Company recording an additional non cash loss of $485,919 during the three months ending March 31, 2009.  No such expenses were recorded during the three months ending March 31, 2008.  This increase was partially offset by a decrease in costs related to SFAS 123R.

Financial Condition, Liquidity, and Capital Resources

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company suffered recurring losses from operations, and a recurring deficiency of cash from operations, including a cash deficiency of approximately $892,000 from operations, for the three months ended March 31, 2009.  While management believes that the Company has adequate liquidity at March 31, 2009, there can be no assurances that such liquidity will remain sufficient.

These factors raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.  Continuation of the Company as a going concern is dependent upon achieving profitable operations in the long-term and raising additional capital to support existing operations for at least the next twelve months.  Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.

Since inception, the Company has financed its operations primarily through the sale of its equity securities, debt securities and using available bank lines of credit. As of March 31, 2009, the Company had cash of $1,201,903.

Cash used for operating activities for the three months ended March 31, 2009 was $891,634, which consisted of a net loss of $1,296,341; less depreciation and amortization of $19,315, warrants and options issued to employees and consultants of $83,399, warrants issued to investors of $485,919, and a decrease in accounts receivable of $18,017, offset by increases in inventory of $114,053, prepaid expenses and other current assets of $68,147, and decreases in provision for bad debt of $11,342, accounts payable of $7,459 and deferred rent of $942.

Cash used for operating activities for the three months ended March 31, 2008 was $807,405, which consisted of a net loss of $888,156; less depreciation and amortization of $14,847, warrants and options issued to employees and consultants of $207,000 and a decrease in deposits of $41,430, offset by increases in accounts receivable of $19,780, inventory of $1,679, prepaid expenses and other current assets of $72,481, and decreases in accounts payable and accrued expenses of $86,981 and customer deposits of $1,605.

Net cash used in investing activities for the three months ended March 31, 2009 was $6,476, compared to $48,425 for the three months ended March 31, 2008. The total amount for the first quarter of 2009 consisted of the purchase of property and equipment.  The amount for the first quarter of 2008 consisted of the purchase of property and equipment of $35,764, and capitalized costs related to patent applications of $12,661.

There was no cash provided by or used for financing activities for the three months ended March 31, 2009.  Net cash provided by financing activities for the three months ended March 31, 2008 was $280,000, which consisted solely of proceeds from the issuance of equity securities.

The Company expects to experience growth in its operating expenses, particularly in research and development and selling, general and administrative expenses, for the foreseeable future in order to execute its business strategy. As a result, the Company anticipates that operating expenses will constitute a material use of any cash resources.

RESULTS OF OPERATIONS: FISCAL YEAR 2008 COMPARED TO FISCAL YEAR 2007

REVENUES

The following table sets forth certain line items in our condensed statement of operations as a percentage of total revenues for the periods indicated:

	Year Ended December 31, 2008	Year Ended December 31, 2007
Revenues	100.0%	100.0%
Cost of revenues	82.8	69.4
Gross profit	17.2	30.6
Costs and expenses:
Research and development	211.5	136.1
Selling, general and administrative	633.7	556.2
Depreciation and amortization	15.5	9.6
Total expenses	860.7	701.9
Loss from operations	(843.5)	(671.3)
Other income	21.8	(122.1)
Net loss	(821.7)	(793.4)

Revenues for the year ended December 31, 2008, were approximately $481,000 compared to approximately $491,000 for the year ended December 31, 2007, a decrease of $10,000 or 2%.  This decrease is mainly attributable to a decrease in sales in the elevator and escalator market segment in 2008.  Specifically, escalator manufacturer and service provider sales fell to approximately $363,000 for the year ended December 31, 2008, from $466,000 for the year ended December 31, 2007.  Sales of the analog product to one escalator manufacturer and service provider, which is one of the Company’s largest customers, slowed during this period in anticipation of release of their private label version of our digital product.  The digital product is being tested and evaluated for use on a retrofit and OEM basis by this customer.  The digital product offers greater features and functionality compared to the analog product, making it more attractive as an OEM product.  The decrease in sales to the escalator segment was partially offset by an increase in sales to industrial and other customers, which totaled approximately $117,000 for the year ended December 31, 2008, compared to $24,000 for the year ending December 31, 2007.  For the year ended December 31, 2008, industrial and other sales, which entirely consisted of digital units, was approximately 21% of total sales, and escalator and elevator sales, which consisted almost entirely of analog units, was approximately 79% of total sales.

COST OF REVENUES

Cost of revenues for the year ended December 31, 2008 were approximately $398,000 compared to approximately $340,000 for the year ended December 31, 2007, an increase of $58,000, or 17%.  As a percentage of revenues, total costs of sales increased to approximately 82% for the year ended December 31, 2008 compared to approximately 69% for the year ended December 31, 2007.  The increase in the costs as a percentage of revenues was primarily due the Company’s replacement of 40 Platform E MECs with more feature rich and expensive Platform 1 MECs for no additional charge to the customer.  This transaction added approximately $22,000 to the Company’s cost of sales for the year ended December 31, 2008.  All of the Platform E MECs returned to the Company were not installed, and in good working condition.  However, with the release of the new digital line of MECs, the Company determined that the Platform E units that were returned were obsolete, and therefore did not record the units back into inventory.  Furthermore, during the year ended December 31, 2008, the Company also wrote off the remaining Platform E components, as well as many components that were for analog use only, held in its inventory.  In total, the Company recorded a direct write off of inventory of approximately $41,000 for the year ended December 31, 2008.   Excluding the direct write off of inventory of $41,000 and the $22,000 charge from replacing Platform E units with Platform 1 units, the Company’s cost of sales was approximately $335,000, or 70% of revenue for the year ended December 31, 2008.

Allocated overhead costs were approximately $25,000 for the year ended December 31, 2008 compared to approximately $20,000 for the year ended December 31, 2007, an increase of $5,000 or 25%.  As a percentage of revenues, allocated overhead costs were 5% for the year ended December 31, 2008 compared to 4% for the year ended December 31, 2007.  Allocated overhead costs as a percentage of sales increased due to the Company developing in-house light manufacturing and warehousing capabilities in December of 2007.

Total manufacturing cost of sales, which includes material and direct labor and overhead for the six months ended June 30, 2008 were approximately $255,000 compared to approximately $188,000 for the six months ended June 30, 2007, an increase of $67,000 or 36%. As a percentage of sales, total cost of sales increased to approximately 86% for the six months ended June 30, 2008, compared to approximately 71% for the six months ended June 30, 2007. The increase in the costs as a percentage of sales was primarily due to the Company’s replacement of 40 Platform E MECs with Platform 1 MECs, as well as the inventory obsolescence charges, as described above.

GROSS PROFIT

Gross profit for the year ended December 31, 2008 was $83,000 compared to approximately $150,000 for the year ended December 31, 2007, a decrease of $67,000 or 45%.  This decrease was primarily due to the factors described above.

OPERATING EXPENSES

Research and Development Expenses

Research and development expenses were $1,016,000 for the year ended December 31, 2008 compared to approximately $668,000 for the year ended December 31, 2007, an increase of $348,000 or 52%. This increase is mainly attributable to the Company’s continued research and development efforts on its digital controller for both its single-phase and three-phase products.  Specifically, the increased costs include additional personnel in the Company’s research and development department, which resulted in higher salaries and related payroll costs during the year ended December 31, 2008, as well as new product testing and certification expenses.  These increased costs were partially offset by a decrease in stock based compensation expenses during the year ended December 31, 2008.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were approximately $3,033,000 for the year ended December 31, 2008, compared to approximately $2,721,000 for the year ended December 31, 2007, an increase of $312,000 or 11%. The increase in selling, general and administrative expenses compared to the prior year was primarily due to an increase in payroll, and payroll related costs, as well as increases in sales travel expenses, marketing, tradeshows and advertising expenses, and sales related legal and consulting expenses.  The increases in payroll expenses were due to the growth of the Company’s sales personnel.

Financial Condition, Liquidity, and Capital Resources: For the Year Ended December 31, 2008

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company suffered recurring losses from operations, and a recurring deficiency of cash from operations, including a cash deficiency of approximately $892,000 from operations, for the three months ended March 31, 2009.  While management belives that the Company appears to have adequate liquidity at March 31, 2009, there can be no assurances that such liquidity will remain sufficient.

These factors raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.  Continuation of the Company as a going concern is dependent upon achieving profitable operations in the long-term and raising additional capital to support existing operations for at least the next twelve months.  Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.

Cash Requirements and Need for Additional Funds

The Company anticipates a substantial need for cash to fund its working capital requirements.  In accordance with the Company’s prepared expansion plan, it is the opinion of management that approximately $2.5 to $3 million will be required to cover operating expenses, including, but not limited to, the development of the Company’s next generation products, marketing, sales and operations during the next twelve months.  Although we currently have several months of working capital, we may nevertheless need to issue additional debt or equity securities to raise required funds.  If the Company is unable to obtain funding on reasonable terms or finance its needs through current operations, the Company may be forced to restructure, file for bankruptcy or cease operations.

Notable changes to expenses are expected to include an increase in the Company’s sales personnel and efforts, and developing more advanced versions of the Company’s technology and products.

Critical Accounting Policies

See below and “Note 2 – Summary of Significant Accounting Policies” to the Financial Statements for an explanation of recent accounting pronouncements impacting the Company.

Inventories:

Inventories are valued at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for impairments to net realizable value whenever circumstances arise.  Such circumstances may include, but are not limited to, the discontinuation of a product line or re-engineering certain components making certain parts obsolete.  Management has determined a reserve for inventory obsolescence is not necessary at March 31, 2009 or 2008.

Accounts Receivable:

The Company carries its accounts receivable at cost less an allowance for doubtful accounts and returns.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Revenue Recognition:

Revenue from product sales is recognized at the time of shipment, when all services are complete.  Returns and other sales adjustments (warranty accruals, discounts and shipping credits) are provided for in the same period the related sales are recorded.

Accounting for Stock Based Compensation:

The Company accounts for employee stock options as compensation expense, in accordance with SFAS No. 123R, “Share Based Payments.”  SFAS No. 123R requires companies to expense the value of employee stock options and similar awards, and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.  If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period.  The impact of applying SFAS No. 123R approximated $83,000 and $207,000 in additional compensation expense during the periods ended March 31, 2009 and 2008, respectively.  Such amounts are included in research and development expenses and selling, general and administrative expense on the statement of operations.

Product Warranties:

The Company typically warrants its products for two years.  Estimated product warranty expenses are accrued in cost of sales at the time the related sale is recognized. Estimates of warranty expenses are based primarily on historical warranty claim experience. Warranty expenses include accruals for basic warranties for products sold.

Provision for Income Taxes:

The Company utilizes the asset and liability method of accounting for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes".  SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.  SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

In May 2007, the FASB issued FASB Staff Position FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”.  FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  FIN 48-1 is effective retroactively to January 1, 2007.  Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained. The implementation of FIN 48 and FIN 48-1 did not have a material impact on the Company’s financial position, results of operations or cash flows.

The provision for taxes represents state franchise taxes, interest and penalties.

Goodwill:

SFAS No. 142, “Goodwill and Other Intangible Assets” requires that goodwill shall no longer be amortized.  Goodwill is tested for impairment on an annual basis and between annual tests on a quarterly basis, utilizing a two-step test, as described in SFAS No. 142.

New Accounting Pronouncements:

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS No. 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for the Company as of January 1, 2008.  The adoption of SFAS No. 159 did not have a material effect on our operating results or financial position.

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141R, Business Combinations (“SFAS No. 141R”), which replaces SFAS No. 141. SFAS No. 141R, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired (including intangibles), the liabilities assumed and any noncontrolling interest in the acquired entity. Additionally, SFAS No. 141R requires that all transaction costs will be expensed as incurred and is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141R had no material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends SFAS 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company will apply the provisions of SFAS 160 to any noncontrolling interests acquired after the effective date.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures related to derivative and hedging activities and thereby seeks to improve the transparency of financial reporting. Under SFAS No. 161, entities are required to provide enhanced disclosure related to (i) how and why an entity uses derivative instruments (ii) how derivative instruments and related hedge items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 must be applied prospectively to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS No. 133 for all financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. The adoption of SFAS No. 161 had no material impact on the Company’s consolidated financial statements.

BUSINESS

General Background

We design, develop and market energy efficiency technologies and products for electric motors. Until recently these products were called the “Power Genius™”. We recently re-branded the product as the "MEC". Our new digital technology is called “ E-SAVE Technology®”. Our products reduce the amount of power consumed by lightly loaded alternating current induction motors that operate at a constant speed. Utilizing patented improvements upon NASA-developed motor diagnostic technologies, our products provide energy cost savings to the user of as much as 35%. We market our products directly under the brand name MEC, and through other companies under names such as Power Commander® and EcoStart™. These companies include the leading elevator/escalator manufacturers in the world, such as Otis Elevator Co (a division of United Technologies) and KONE, Inc.

Description of Business

(a)           Business Development

Formation

Power Efficiency Corporation was incorporated in Delaware on October 19, 1994. From inception through 1997, the Company was a development stage entity engaged in the design, development, marketing and sale of proprietary solid state electrical components designed to reduce energy consumption in alternating current induction motors.

(b)           Business of the Company

The Company’s Principal Products and Technology

In the late 1990s, the Company commenced the sale of its principal and proprietary product that reduces energy consumption in alternating current induction motors in certain applications. This product has been known by several names, including the  Power Commander ® and  Power Genius. Going forward, the company has chosen to call its product MEC.

The Company has developed patented and patent-pending technologies for effectively controlling the energy usage of an electric motor. The Company’s first United States Patent was granted in 1998. Over the past three years, the Company has undertaken extensive study and computer modeling of motors and their energy use, and has developed digital technologies for its controllers. In the process, the Company has discovered what it believes are significant innovations and has completed numerous patent filings around these new inventions. The Company has branded these collective patented and patent pending technologies as  E-SAVE Technology® and has a registered trademark on this name.

The Company has developed technologies and products for use on three phase and single phase motors. Three phase motors are generally found in industrial and commercial buildings for larger applications than single phase motors.

The Company’s marketing efforts have been initially focused on the three-phase version. The Company’s three phase MEC is designed to provide a soft start for the motor, bringing it gradually from rest to full speed, and save energy when the motor is at full speed but is less than fully loaded

We believe the MEC is unique, in part, because of its energy savings capabilities. The product reduces energy consumption in electric motors by electronically sensing and controlling the amount of energy the motor consumes. A motor with an MEC installed only uses the energy it needs to perform its work task, thereby increasing its efficiency. The result is a reduction of energy consumption of up to 35% in applications that do not always run at peak load levels.

The Company’s management believes its Motor Efficiency Controllers offer certain advantages over competing products for the following reasons:

•
Motor and Equipment Life: The MEC extends motor life by reducing the stress and strain on the motor and surrounding equipment, and reduces the amperage to the motor, which results in cooler running temperatures.

•
Successful Utility and Customer Tests: The MEC has been successfully tested by numerous electric utilities and customers. For example, Paragon Consulting Services, a contractor for Nevada Power Company, the electric utility for southern Nevada, performed 8 field tests on escalators and one on an elevator in major Las Vegas casinos. The tests resulted in average energy savings of over 30% on the escalators and 20% on the elevator.

•
Utility Incentive Financing: The product has qualified for rebate incentive financing, most frequently called “rebates”, from many electric utilities. This financing is generally paid to the end user of the MEC as an incentive to invest in energy saving products. As such, this financing effectively decreases the cost of the Company’s MEC for end users. The utilities that have approved the Company’s products for incentive financing include: Nevada Power Company, the Los Angeles Department of Water and Power, Sierra Pacific Power, Southern California Edison, the New York Power Authority, Excel Energy, Sacramento Municipal Utility District and San Diego Gas and Electric.

•
Acceptance by Original Equipment Manufacturers: The Company’s products have been approved and installed by numerous original equipment manufacturers (“OEMs”) in the escalator and granulator industries.

Three-Phase MEC

The Company initially focused its marketing efforts for the three-phase MEC in the elevator and escalator industry, although the Company is also actively marketing this product to other industries such as recycling, mining, plastics and manufacturing. Industries that operate equipment such as conveyor systems, crushing equipment, stamping presses, granulators, grinders, shredders and other motor driven equipment with varying loads, are believed to be viable target markets for the three-phase MEC. The Company is seeking to target markets with appropriate applications and market access, using direct sales, OEMs and select resellers and representatives to address these markets.

Single-Phase Product

Like the Company’s three-phase product described above, the Company’s single-phase product reduces energy consumption in electric motors by sensing and controlling the amount of energy the motor consumes. Many motors commonly used in home appliances and other consumer goods are single-phase AC motors. Since the single-phase product is much smaller, has a much lower price point and can be incorporated directly into a broad variety of applications, the Company believes it is a product most suitable for installation at the OEM level.

Product Development

The Company has devoted significant time and resources in the past several years toward developing “digital” versions of its three-phase and single-phase products. Through this process, the Company has transformed its technology so its key technological breakthroughs are primarily incorporated in algorithm and software on a microchip. The Company believes the digital versions of its products have several distinct advantages over the older analog versions, including:

•
Increased ease of installation and reduced technical support requirements. For example, instead of approximated and manual adjustments during installation, which can require technical support from the Company, the digitized unit will allow more simplified and precise adjustments by customers and third party installers.

•	Reduced product size, which is important for many installations.

•	Input-output communications capabilities, so the device can communicate with external control systems.

•	Increased functionality. The Company expects to be able to add new functionality to the products. These new functions may include such things as:

o	Recording and reporting of actual energy savings;

o	Prediction of maintenance problems by reading and reporting on changes in the motor’s operating characteristics; and

o	More secure intellectual property protection through the use of secured chips and software.

Marketing and Sales

The Company’s marketing efforts have historically been concentrated in the elevator and escalator industry, primarily to OEMs of elevator and escalator equipment and end users that own this equipment. The Company is also focused on the mining and aggregate industry and the plastics industry. End users of the Company’s products include retail chains, hotels, airports, transit systems and mining and manufacturing companies.

The Company sells products primarily through direct sales, independent reps and with OEMs. The Company is currently focused on penetrating markets through direct sales. Once market penetration and traction is achieved, the Company will then work with OEMs and other resellers to achieve higher volume sales. The Company’s longer term goal is to be a high value supplier of technologies, with numerous OEMs, other resellers engaged and independent sales reps with high volume sales and/or licensing agreements.

Manufacturing and Distribution

The Company’s products are manufactured internally and by a multi-billion dollar global contract manufacturer, Sanmina SCI (“Sanmina”). The Company’s strategy is to manufacture internally products that sell at lower volumes, such as MECs for very large motors, and to have Sanmina manufacture higher volume products, such as smaller units and circuit boards. The Company believes this strategy allows for high quality production, cost efficiencies, and the capability to rapidly increase production volumes. Management believes this strategy has the ability to meet the Company’s production needs and the Company would be successful in finding alternative manufacturers should Sanmina not be available to manufacture our product.

Competition

Power Efficiency believes the principal competitive factors in the Company’s markets include innovative product development, return on investment from energy savings, product quality, product performance, utility rebate acceptance, established customer relationships, name recognition, distribution and price.

Three-Phase Competition. The Company’s three phase MEC’s principal capabilities include being a motor starter, providing a soft start for the motor, and reducing the motor’s electricity consumption once the motor is at full speed. The Company believes its products are unique primarily because of the last capability – energy savings.

The first two capabilities are commonly found in existing motor control products. There are billions of dollars of motor starters and soft starts sold every year. These products are typically manufactured and marketed by large motor control companies, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than the Company currently has or may reasonably be expected to have in the foreseeable future. This competition may have an adverse effect on the ability of the Company to commence and expand its operations or operate in a profitable manner.

There are also several small companies that reportedly make products that combine motor starting, soft starting and energy savings. The Company is unaware of any large company that makes a product of this nature. Although the Company has not completed any formal market study, the Company believes its three-phase MEC has the following competitive advantages over other products:

•
It combines soft start features with energy savings features in a single integrated unit that is CSA, UL and CE certified and achieves energy savings levels of up to 15% to 35% in independent, third party testing;

•	Its circuitry is proprietary, protected by one patent. Numerous other patent filings on new innovations are pending approval of the U.S. Patent and Trademark Office;

•	It has been tested extensively by utilities with documented energy savings and approval for incentive financing rebates;

•	It is accepted by OEMs in the escalator and granulator industries.

Single-Phase Competition.  There have been several companies that have, with different technologies, attempted to exploit this market due to the enormous opportunity in single-phase motor applications. These products include among others, “Green Plug” (voltage clamping), “Power Planner” (digital microchip) and “Econelectric” (power factor control). The Company has made numerous innovations in the past two years it believes overcome many of the problems with these and the Company’s earlier designs. The Company has filed for patents on these innovations and has a well developed prototype that it has successfully tested on various single phase motors and applications.

Premium Efficiency Motors.  Motors are rated by their efficiency at full load. However, when motors, including “premium efficiency motors” are lightly loaded, they become very inefficient. Management believes that the energy savings gain attributable to premium efficiency motors is materially lower than that of its MEC on underloaded motor applications. Furthermore, the Company’s products are able to save energy on underloaded premium efficiency motors, so that such motors and the Company’s technology are not mutually exclusive.

Source of Supply and Availability of Raw Materials

The MEC has been designed to use standard, off-the-shelf, easily acquired components, except for the custom made circuit boards. Such off-the-shelf components are basic items readily available worldwide at competitive prices. They come in standard and miniature versions and offer the Company latitude in product design and production. Although the Company believes most of the key components required for the production of its products are currently available in sufficient production quantities from multiple sources, there can be no assurance they will remain so readily available or at comparable prices.

Customers

The Company currently does business with approximately 20 customers. Of this number, in 2008, four customers accounted for approximately 82% of the Company’s gross revenues.   These customers and their respective gross revenue percentages are KONE – 60%; Berry Plastics – 10%; CED Elevator – 6%; and The Las Vegas Conventions and Visitors Authority – 6%.  In light of the Company’s intentions to focus its business on a limited number of markets, the Company is, and may continue to be, dependent upon a limited number of customers. Accordingly, the loss of one or more of these customers may have a material adverse effect upon the Company’s business.

Patents and Proprietary Rights

The Company currently relies on a combination of trade secrets, non-disclosure agreements and patent protection to establish and protect its proprietary rights in its products. There can be no assurance these mechanisms will provide the Company with any competitive advantages. Furthermore, there can be no assurance others will not independently develop similar technologies, duplicate or “reverse engineer” the proprietary aspects of the Company’s technology.

The Company has one U.S. patent issued with respect to its products. The “Balanced and Synchronized Phase Detector for an AC Induction Motor Controller,” No. 5,821,726, was issued on October 13, 1998 and expires in 2017. This patent covers improvements to the technology under the NASA License Agreement (described below), which were developed by the Company. Management believes this patent protects the Company’s intellectual property position beyond the expiration of the NASA License Agreement.

The Company has filed three utility patents on new inventions associated with the development of its digital products.  The Company is continually making improvements to its products and technologies, and anticipates making additional patent filings on new inventions when warranted.

The Company has obtained U.S. Trademark registration of the Power Commander® mark and the E-Save Technology® mark.

NASA License Agreement

The Company had been the exclusive United States licensee of certain power factor controller technology owned by the United States of America, as represented by NASA. This license agreement covered the United States and its territories and possessions and did not require the Company to pay royalties to NASA in connection with the Company’s sale of products employing technology utilizing the licensed patents. The Company’s rights under the license agreement were non-transferable and were not to be sublicensed without NASA’s consent. The license agreement terminated on December 16, 2002 upon expiration of all of the licensed patents.

The Company believes its products and other proprietary rights do not infringe any proprietary rights possessed by third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future, the defense costs of which could be substantial.

Government Regulation

The Company is not required to be certified by any government agencies. However, most of the Company’s products are manufactured to comply with specific codes that meet industry accepted safety standards. Presently, many of the Company’s products comply with UL 508 Industrial Control Equipment and the Company has also received certification meeting CSA B44.1/ASME-17.5 Elevator and Escalator Electrical Equipment for many of the Company’s products. Many of the Company’s products are also CE marked. The Department of Commerce does not require the Company’s technology to be certified for export. The Company’s industrial code is 421610 and the SIC code is 5063.

Deregulation of Electrical Energy

Sales of the Company’s product are not dependent on deregulation of the electrical energy market as the Company’s product can be sold in regulated and deregulated markets.

Research and Development

The Company intends to continue its research and development effort to introduce new products based on its energy saving technology. Towards this end, the Company spent $1,016,158 and $667,786 in fiscal years 2008 and 2007, respectively, on research and development activities, virtually none of which was borne by customers. A major focus of the Company’s foreseeable research and development activities will be on improvements and adding more features and functionality to the Company’s three phase and single phase products. The Company also anticipates the possibility of working with OEMs that make or purchase motor control equipment, in order to develop products with features or specifications they require.

Effect of Environmental Regulations

The Company is not aware of any federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment with which compliance by the Company has had, or is expected to have, a material effect upon the capital expenditures, earnings, or competitive position of the Company.

Employees

At the date of this document, the Company employs eighteen people.  Of this number, two are engaged in accounting and finance, three in operations and general management, five in sales and marketing, and eight in product research and development, engineering and manufacturing.  At such time as business conditions dictate, the Company may hire additional personnel for, among other things, increased engineering, marketing and sales. The Company has no collective bargaining agreements and considers its relationship with its employees to be good. The Company utilizes consultants in the areas of marketing, product and technology development and finance on a regular basis.

(c)           Reports to Security Holders

The Company is a smaller reporting company, and as such files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q under the scaled disclosure requirements and Current Reports on Form 8-K on a regular basis with the SEC.

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

The Company’s corporate office space is located at 3960 Howard Hughes Pkwy, Suite 460, Las Vegas, Nevada 89169. The office lease calls for rent of $11,292 per month, plus annual increases equal to 3%, through the end of the lease term in February 2011.

The Company leases office space at 6380 South Valley View Blvd., Suite 412, Las Vegas, Nevada 89118. The lease calls for rent of $1,995 plus common area maintenance charges, per month, through the end of the lease term in August 2010. This space is used primarily for research and development.

The Company leases office space at 6380 South Valley View Blvd., Suite 402, Las Vegas, Nevada 89118. The lease calls for rent of $1,605 plus common area maintenance charges, per month, through the end of the lease term in August 2010. This space is used primarily for manufacturing and warehousing.

Legal Proceedings

None.

MANAGEMENT

INFORMATION ABOUT THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS

The following table lists the current executive officers and directors and, in the case of directors, their length of service on the board. Each director is elected to hold office for a term expiring at the first annual meeting of stockholders held following such director's election and until his successor has been elected and qualified, or until his prior resignation or removal. All of the Company's current directors were either appointed by the plurality of votes cast by the holders of our common stock present, or represented, at the last Annual Meeting of the Stockholders in July 2008, or elected by the board.

Name	Age	Director Since	Position
Steven Z. Strasser	60	2002	Chairman, Chief Executive Officer
John (BJ) Lackland	38	2002	Director, Chief Financial Officer, and Secretary
George Boyadjieff	70	2006	Director, Senior Technical Advisor
Douglas M. Dunn	65	2006	Director
Richard Morgan	63	2007	Director
Gary Rado	69	2005	Director
Gregory Curhan	47	2009	Director
Kenneth Dickey	68	2009	Director

Steven Strasser – Chairman and Chief Executive Officer. Prior to becoming the Company’s CEO in October 2004, Mr. Strasser was the Managing Director, founder and majority owner of Summit Energy Ventures LLC, currently the largest stockholder in Power Efficiency Corporation. Summit is a private equity firm focused on investments in companies with energy efficiency technologies. At Summit, Mr. Strasser spent four years, from 2001 through 2005, evaluating and investing in energy technology companies and serving on the boards of portfolio companies. Mr. Strasser has been a director since August 2002.

From 1984 through 2000, Mr. Strasser was the founder and CEO of Northwest Power Enterprises. Over its seventeen-year history, Northwest Power Enterprises and its predecessor companies were involved in multiple aspects of the energy development business.  Mr. Strasser received law degrees from McGill University, Montreal, Canada and the University of Washington, Seattle, Washington.

John (BJ) Lackland – Director, Chief Financial Officer, and Secretary. Mr. Lackland became the Company’s CFO in October 2004. Mr. Lackland has been the Vice President and Director Summit Energy Ventures since 2001, a private equity firm that is the largest stockholder in Power Efficiency Corporation. Summit focuses on investments in companies with energy efficiency technologies. At Summit, Mr. Lackland evaluated and invested in energy technology companies and served on the boards of portfolio companies. Prior to joining Summit, Mr. Lackland was the Director of Strategic Relations at Encompass Globalization, where he was in charge of strategic alliances and mergers and acquisitions. Prior to Encompass, he was the Director of Strategic Planning and Corporate Development at an Internet business development consulting company, where he was in charge of strategic planning and investor relations. Mr. Lackland has been an independent consultant to Fortune 1,000 companies and startups. Mr. Lackland also worked at The National Bureau of Asian Research, an internationally acclaimed research company focusing on U.S. policy toward Asia, where he led economic and political research projects for Microsoft, Dell, Compaq and U.S. government agencies. Mr. Lackland has been a director since August 2002.

Mr. Lackland earned an M.B.A. from the University of Washington Business School, an M.A. in International Studies (Asian Studies) from the University of Washington’s Jackson School of International Studies, and a B.A. in Politics, Philosophy and Economics from Claremont McKenna College.

George Boyadjieff — Director and Senior Technical Advisor. Mr. Boyadjieff has been a director of the Company since May 2006, and Senior Technical Advisor of the Company since April 2005. Mr. Boyadjieff is the retired CEO of the former Varco International, a New York Stock Exchange traded oil service company with over $1.3 billion in annual revenues at the time of Mr. Boyadjieff’s retirement. Varco has recently merged with National Oil Well to become National Oil Well Varco (NOV). Mr. Boyadjieff joined Varco in 1969 as Chief Engineer and was appointed CEO in 1991. Currently Mr. Boyadjieff is a director of Southwall Technologies, a Silicon Valley hi-tech firm. Mr. Boyadjieff joined Southwall in December 2004.

Mr. Boyadjieff holds over 50 US patents related to oil and gas well drilling equipment. Mr. Boyadjieff holds BS and MS degrees in Mechanical Engineering from the University of California at Berkeley and is a graduate of the University of California at Irvine executive program.

Dr. Douglas Dunn — Dr. Dunn has had an extensive career in research, business and academic leadership. Dr. Dunn served as dean of Carnegie Mellon University's Graduate School of Industrial Administration (now the Tepper School of Business) from July 1996 through June 2002, after which he retired. He began his career at AT&T Bell Laboratories, and his corporate experienced culminated in senior positions as a corporate officer leading Federal Regulatory Matters, Regional Government Affairs, and Visual Communications and Multimedia Strategy for AT&T. Dr. Dunn is a board member of Universal Stainless & Alloy Products, Inc. (NasdaqNM: USAP) and Solutions Consulting, a technology consulting firm, which is wholly owned by Perot Systems, Inc. He holds a Ph.D. in business from the University of Michigan, an MS in industrial management and a BS in physics from the Georgia Institute of Technology.

Richard Morgan –  Mr. Morgan is currently Of Counsel to the law firm of Lionel, Sawyer & Collins, and is the Dean Emeritus and a former Professor of Law at the William S. Boyd School of Law at the University of Nevada, Las Vegas, a position he held from September 1, 1997 through June 30, 2007. Mr. Morgan is an experienced legal educator, having served as dean at both the Arizona State University College of Law and the University of Wyoming College of Law. Mr. Morgan earned his B.A. in Political Science at the University of California, Berkeley in 1967. In 1971 he received his J.D. from UCLA, where he was an editor of the UCLA Law Review. He practiced with the Los Angeles law firm of Nossaman, Krueger & Marsh in the corporate/securities areas from 1971 to 1980. He was a professor at the Arizona State University College of Law from 1980 to 1987 and served as associate dean from 1983 to 1987. He was dean at the University of Wyoming College of Law from 1987 to 1990 and returned to the Arizona State University College of Law in 1990, where he served as dean and professor of law until 1997.

Gary Rado – Mr. Rado retired in 2002 after being the President of Casio Inc. USA for 3 years. He joined Casio in 1996 as an executive vice president to spearhead its move into the digital camera business.  Before joining Casio, Mr. Rado was with Texas Instruments Inc. for 21 years.   He was the Division Manager of the Consumer Products Division Worldwide and ran the division for 7 years, including two years while based in Europe. This division was responsible for home computer, calculator, and educational products.  Mr. Rado earned a Bachelors of Science in Business Administration from Concord College in 1963.

Gregory Curhan – Mr. Curhan is currently the President and CEO of CleanTech Capital Consulting, Inc.  Prior to this, Mr. Curhan served as Executive Vice President of Merriman Curhan Ford Group, Inc.  He also was President, Chairman of the Commitment Committee and Head of the CleanTech investment banking team of Merriman Curhan Ford & Co., the investment banking subsidiary of Merriman Curhan Ford Group, Inc., where he worked from January 2002 to January 2009. Previously, he served as Chief Financial Officer of WorldRes.com from May 1999 through June 2001. Prior to joining WorldRes.com, Mr. Curhan served as Director of Global Technology Research Marketing and Managing Director, Specialty Technology Institutional Equity Sales at Merrill Lynch & Co. from May 1998 to May 1999. From 1993 through 1998, Mr. Curhan served as Partner, Director of Equities, and as Managing Director, Research Analyst at Volpe Brown Whelan.  Mr. Curhan was a founder and principal of the investment advisor Curhan, Merriman Capital Management from July 1988 through December 1992. From 1985 to 1988, Mr. Curhan was Vice President, Institutional Sales at Montgomery Securities, and was a Financial Analyst at Merrill Lynch from 1983 to 1985. Mr. Curhan earned his Bachelor of Arts degree, summa cum laude, from Dartmouth College.

Kenneth Dickey– Mr. Dickey is the co-founder of The Institute of Strategic Mapping, and has spent his extensive career learning how superior results can be achieved from very average businesses and how to translate this winning process into an understandable, reusable format.  Mr. Dickey has been retired since February 2002.  From October 1999 to February 2002, Mr. Dickey was Vice President Sales-Marketing for Safetronics, where he developed sales and marketing strategies, completed Safetronic’s acquisition of Fincor Electric, a manufacturer of variable frequency drives, and ran that business unit.  Prior to this, Mr. Dickey was the President/CEO of Cleveland Motion Control, Dynact Inc., and Motion Science, Inc., from February 1997 to October 1999.  Prior to this, Mr. Dickey served as Senior Vice-President Sales for Reliance Electric/Rockwell Automation from 1994 thru 1996. His responsibilities included Sales/Marketing with 76 sales offices (located in the Americas), which generated more than $900 million in revenue. He also spent 9 years as the Operating General Manager of the Industrial Motor Division at Reliance Electric from 1986 to 1994.  Mr. Dickey earned his Bachelor of Science degree in Finance from the University of Akron and an Executive MBA from Case-Western Reserve University.

Director Independence

Although our securities are not currently quoted on American Stock Exchange, for purposes of assessing director independence, the Board of Directors uses the definition of “independence” contained in current Section 121(A) of the NYSE Amex Stock Exchange (“AMEX”) Constitution and Rules. Our board has reviewed all relationships between the Company and members of the board and affirmatively has determined that all directors are independent except Messrs. Strasser, Lackland, and Curhan, who are employed by, or consultants to, the Company. In addition, each of the members of the audit committee meets the heightened criteria for independence applicable to members of audit committees under AMEX listing standards.

Board of Directors and Committees of the Board

Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner. Our Board of Directors has two standing committees, an audit committee and a compensation committee.

Our Board of Directors met five times in 2008 and seven times in 2007. None of the current directors missed more than three meetings during the period for which they have been a director and the meetings held by committees of the Board of Directors on which they serve.

We do not have a policy that requires directors to attend our annual meeting of stockholders. All but one of the directors attended the 2008 Meeting of Stockholders on July 11, 2008.

Audit Committee

Our Audit Committee acts pursuant to our Audit Committee charter, last amended July, 2006.

Douglas Dunn and Gary Rado currently serve as our audit committee. Messrs. Dunn and Rado are each independent directors as required by Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A(3)(b)(1) of the Securities Exchange Act of 1934 and Section 121(A) of the American Stock Exchange Constitution and Rules. Mr. Dunn, qualifies as a financial expert. Our audit committee, among other things:

•	selects the independent auditors, considering independence and effectiveness;

•	discusses the scope and results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results;

•	discusses with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees);

•	considers the adequacy of our internal accounting controls and audit procedures;

•	reviews and approves all audit and non-audit services to be performed by the independent auditors; and

•	administers the whistleblower policy.

Our independent auditors are responsible for auditing our financial statements and management’s assessment of internal control over financial reporting and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, the fairness of management’s assessment of our internal control over financial reporting, and the effectiveness of our internal control over financial reporting. As such, the audit committee has the sole and direct responsibility to appoint, oversee and review these processes; as well as the responsibility to appoint, evaluate and retain our independent auditors.

Compensation Committee

Douglas Dunn is currently the sole member of our compensation committee. Mr. Dunn is an independent director as required by SEC Rules and as defined in Section 121(A) of the American Stock Exchange Constitution and Rules. Our compensation committee, among other things:

•	recommends to the Board of Directors the compensation level of the executive officers;

•	reviews and makes recommendations to our Board of Directors with respect to our equity incentive plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Committee Interlocks and Insider Participation

None of our executive officers currently serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

CODE OF ETHICS

The Company has not adopted a code of ethics. The Company has been focused on developing technology, generating sales and raising capital to support operations and consequently has not focused on adopting a code of ethics. In early 2006, the Company developed and implemented an official Employee Manual that requires ethical behavior from its employees, and defines the consequences of unethical behavior by its employees.

Executive Compensation

The following table summarizes compensation information for the last two fiscal years for (i) Mr. Steven Z. Strasser, our Principal Executive Officer and (ii) John (BJ) Lackland, our Principal Financial Officer, who were serving as executive officers at the end of the fiscal year and who we refer to collectively, the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Z. Strasser(1)	2008	$311,208	-	-	-	-	-	-	$311,208
Chairman and Chief	2007	$297,172	-	-	-	-	-	-	$297,172
Executive Officer

John (BJ) Lackland (2)	2008	$198,042	-	-	-	-	-	-	$198,042
Director and Chief	2007	$189,109	-	-	-	-	-	-	$189,109
Financial Officer			-	-	-	-	-	-	-

Narrative Disclosure to Summary Compensation Table

During 2004, we hired the following officers: Steven Strasser, Chief Executive Officer, and John (BJ) Lackland, Chief Financial Officer. Effective June 1, 2005, the Company entered into employment agreements with the above officers.  These two individuals comprise our current executive officers.  The term of each agreement is five years.  In the event of a defined change in control of the Company, each agreement will provide for accelerated vesting of stock options and a cash severance payment equal to 2.99 times the executive's then current salary and previous year's bonus.

The following table sets forth the material financial terms of the agreements for each of our executives as of December 31, 2007:

Name	Salary (1)		Bonus(4)	Common Stock Options(5)
Steven Strasser	$275,000	(2)		3,000,000
BJ Lackland	$175,000	(3)		1,800,000

(1)	To be increased annually by at least 5% of current year’s base salary.
(2)
First year's salary to be paid $60,000 in cash and options to purchase 1,612,500 shares of common stock at an exercise price equal to not less than market price at date of grant in lieu of remaining cash vesting quarterly over one year.

(3)
First year's salary to be paid $120,000 in cash and options to purchase 412,500 shares of common stock at an exercise price equal to market price at date of grant in lieu of remaining cash vesting quarterly over one year.

(4)	At the discretion of the disinterested members of the Board.
(5)	Vesting evenly and quarterly over five years.

Outstanding equity awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Steven Strasser	2,045,460	527,269	-	$0.22	5/31/2010	-	-	-	-
	1,667,060	327,731	-	$0.20	5/31/2015	-	-	-	-
	600,000	-	-	$0.65	11/28/2015	-	-	-	-

BJ Lackland	1,672,500	540,000	-	$0.20	5/31/2015	-	-	-	-
	375,000	-	-	$0.65	11/28/2015	-	-	-	-

Stock Option Plan Narrative Disclosure

As of March 31, 2009, we had an aggregate of 15,579,896 shares of common stock available for issuance under our stock plans. The following is a description of our plans.

2000 Stock Option and Restricted Stock Plan, or the 2000 Plan

The 2000 Plan was adopted by our board of directors and our stockholders in 2000.  On June 8, 2007, the 2000 Plan was amended and restated. As of March 31, 2009, no restricted shares of common stock have been issued, and 100,000 of the outstanding options to purchase shares of our common stock have been exercised pursuant to the 2000 Plan.  There are 15,579,896 options outstanding under the 2000 Plan as of March 31, 2009.

Share Reserve.  Under the 2000 Plan, we have initially reserved for issuance an aggregate of 20,000,000 shares.

Administration.  The 2000 Plan is administered by the board of directors. The stock option awards qualify as "performance-based-compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, with two or more outside directors within the meaning of Section 162(m) of the Code. The board of directors has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise.

Eligibility.  Awards under the 2000 Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

Options.  With respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant.  In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant.  The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards.  The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria.  The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant.  The administrator will determine the level of achievement of performance criteria.  Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

Adjustments upon Merger or Change in Control.  The 2000 Plan provides that in the event of a merger with or into another corporation or a "change in control," including the sale of all or substantially all of our assets, and certain other events, our board of directors (or a committee of the board of directors) may, in its discretion, provide for some or all of:

•	assumption or substitution of, or adjustment to, each outstanding award;
•	acceleration of the vesting of options and stock appreciation rights;
•	termination of any restrictions on stock awards or cash awards; or
•	cancellation of awards in exchange for a cash payment to the participant.

Amendment and Termination.  The board of directors has the authority to amend, alter or discontinue the 2000 Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

 Compensation of Directors Summary Table

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Raymond J. Skiptunis	$12,000	-	$38,805	-	-	-	$50,805
George Boyadjieff	-	-	$25,870	-	-	-	$25,870
Douglas M. Dunn	-	-	$32,338	-	-	-	$32,338
Richard Morgan	-	-	$25,870	-	-	-	$25,870
Gary Rado	-	-	$32,338	-	-	-	$32,338
Greg Curahn	-	-	-	-	-	-	-
 *   Mr. Skiptunis resigned from the Board of Directors on April 20, 2009.
 ** Messrs. Curhan and Dickey were not members of the Board of Directors during the fiscal year ended December 31, 2008.

Narrative to Director Compensation

In January 2008, non-employee directors received options to purchase 100,000 shares of common stock per year for their board service, pro-rated for the quarters in the year they served.  Employee directors do not receive compensation for serving on the board of directors.  The Chairman of the Audit Committee received an additional 50,000 options per year, pro-rated for the quarters in the year he served, and $1,000 per month.  The remaining members of the audit committee receive an additional 25,000, prorated for the quarters in the year they served.  Depending on the anticipated workload and organization, the board of directors may elect to increase the compensation for committee members and/or all non-executive board members.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all directors and officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and officers consistent with indemnification to the fullest extent permitted under the DGCL.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

Insofar as indemnification for liabilities arising under the Securities Act, our directors and officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information as to our shares of common stock beneficially owned as of June 25, 2009 by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group.

	Name of			Percent of
Title of Class	Beneficial Owner(1)	Shares Owned		Shares Owned(11)
Common Stock	Steven Strasser, CEO, Chairman of the Board	20,681,894	(2)	37.67%
Common Stock	John (BJ) Lackland, CFO, Director	2,455,500	(3)	5.39%
Common Stock	Gregory Curhan, Director	200,000	(4)	Less than 1%
Common Stock	Gary Rado, Director	752,500	(5)	1.71%
Common Stock	George Boyadjieff, Director	2,955,000	(6)	6.55%
Common Stock	Douglas Dunn, Director	532,500	(7)	1.22%
Common Stock	Richard Morgan, Director	250,000	(8)	Less than 1%
Common Stock	Kenneth Dickey, Director	200,000	(9)	Less than 1%
Common Stock	Summit Energy Ventures, LLC	8,803,901	(2)	19.45%
Common Stock	Sarkowski Family L.P.	7,356,981		15.63%
Common Stock	Ron Boyer	9,535,769		18.90%
Common Stock	Michael J. Goldfarb Enterprises	2,440,001		5.46%
Common Stock	Byron LeBow Family Trust	2,850,908		6.34%
Common Stock	Marathon Resource Partners I L.P.	4,184,107		9.18%
Common Stock	AP Finance, LLC	4,544,376	(10)	10.22%
Common Stock	All Executive Officers and Directors as a Group (8 persons)	27,627,394		45.81%

(1)
Information in this table regarding directors and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares. The address for each of the persons reported in the table other than AP Finance, LLC is in care of Power Efficiency Corporation at 3960 Howard Hughes Pkwy, Ste 460, Las Vegas, Nevada 89169.

(2)
Includes 8,803,901 common shares and common shares subject to options and warrants exercisable within 60 days of the date hereof held by Summit, in which Steven Strasser is one of two members, 1,760,000 common shares subject to the conversion of 17,600 shares of Series B Preferred Stock, and 7,886,600 common shares subject to options and warrants which are presently exercisable or will become exercisable within 60 days of the date hereof. Mr. Strasser was also granted an additional 600,000 common shares subject to options and warrants which will become exercisable after 60 days of the date hereof. Mr. Strasser’s options and warrants expire on various dates from May, 2010 through November, 2015.

(3)
Includes 2,277,500 common shares and common shares subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Lackland was also granted an additional 360,000 common shares subject to options, which will become exercisable after 60 days of the date hereof. Mr. Lackland’s options and warrants expire on various dates from May, 2010 through November, 2015.

(4)
Includes 200,000 common shares subject to options and warrants, which will become exercisable within 60 days of the date hereof.  Mr. Curhan’s options and warrants expire on various dates from April, 2014 through March, 2019.

(5)
Includes 200,000 common shares subject to the conversion of 2,000 shares of Series B Preferred Stock, and 512,500 common shares subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Rado’s options and warrants expire on various dates from October, 2012 through March, 2019.

(6)
Includes 400,000 common shares subject to the conversion of 4,000 shares of Series B Preferred Stock, and 1,475,000 common shares subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Boyadjieff’s options and warrants expire on various dates from April, 2010 through March, 2019.

(7)
Includes 100,000 common shares subject to the conversion of 1,000 shares of Series B Preferred Stock, and 412,500 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Dr. Dunn’s options expire on various dates from May 2016 through March, 2019.

(8)	Includes 250,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Morgan’s options expire March, 2019.
(9)	Includes 200,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Dickey’s options expire May, 2019.
(10)
Includes 400,000 common shares subject to the conversion of 4,000 shares of Series B Preferred Stock, and 815,327 common shares subject to warrants presently exercisable or which will become exercisable within 60 days of the date hereof. AP Finance, LLC’s warrants expire on various dates from October 2009 through November 2011.

(11)	The percentage for common stock includes all common shares subject to options and warrants exercisable within 60 days of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Steven Strasser and Summit

Mr. Strasser, our CEO, owns 99.5% of Summit.  As of December 31, 2008, Summit owned 6,803,901 shares of our common stock and 2,000,000 warrants to purchase common stock.  The total voting power currently represented by Summit’s ownership of our common stock and voting equivalents is 19%.  In addition, Mr. Strasser beneficially owns 20,681,894 shares of common stock (including those shares beneficially owned by Summit) issued or issuable on the exercise of options and warrants, and the conversion of Series B Preferred Stock,  exercisable within 60 days of December 31, 2008.

On January 21, 2008, Mr. Strasser purchased 1,600 units, resulting in the issuance of 1,600 shares of Series B Preferred Stock and 80,000 warrants to purchase the Company’s common stock, for $80,000 in cash.

Relationship with John (BJ) Lackland

Mr. Lackland, our CFO, owns 0.5% of Summit.  Mr. Lackland owns beneficially 2,455,500 shares of common stock, issued or issuable on the exercise of options and warrants exercisable within 60 days from the date hereof.

Agreements with Officers and Directors

We may enter into indemnification agreements with our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. See "Management — Limitation of Liability and Indemnification of Directors and Officers."

SELLING STOCKHOLDERS

The following table provides certain information with respect to the selling stockholders' beneficial ownership of our common stock as of June 25, 2009 and as adjusted to give effect to the sale of all of the shares of common stock offered by this prospectus. We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this prospectus. The selling stockholders may choose not to sell any of the shares offered by this prospectus. For purposes of this table, we have assumed the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying outstanding shares of our Series B Preferred Stock, convertible debentures, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days from the date of this prospectus are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 40,255,441 shares of common stock outstanding as of June 25, 2009. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Except as noted below, none of these selling stockholders are, or are affiliates of, a broker-dealer registered under the Exchange Act.

Except as described below, to our knowledge, none of the selling stockholders within the past three years has had any material relationship with us or any of our predecessors or affiliates:

	Shares of Common Stock
	Beneficially Owned	Total Number
	Prior to Offering	of Shares of	Shares of Common
	(All exercisable within	Common	Stock Beneficially
	60 days of Prospectus)	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent
Ron Boyer (2)	8,935,769	5,935,769	3,000,000	7%
1132 SW 19th Avenue
Suite 612
Portland, OR 97205

Sarkowsky Family L.P. (3)	7,136,981	6,086,981	1,100,000	3%
Herman Sarkowsky,
700 5th Avenue, Suite 1600
Seattle, WA 981045

The LaMarque Family Trust	1,500,000	1,500,000	-	-
Hector LaMarque TTEE
10620 Southern Highlands Pkwy
# 110-466
Las Vegas, NV 89141

Warren and Cathy Smith Trustees	300,000	300,000	-	-
of the Warran and Cathy Smith
Revocable Trust U.A.
1648 E. Mira Vista
Flagstaff, AZ 86001

Ronald R. Butler	1,050,000	1,050,000	-	-
600 108th Street, #242
Bellevue, WA 98004

Brett Goldfarb (4)	200,001	200,001	-	-
1420 5th Ave., #2625
Seattle, WA 98101

Michael J. Goldfarb Enterprises LLC (4)	2,300,001	2,300,001	-	-
Michael J. Goldfarb
600 University Street, Suite 2912
Seattle, WA 98101

Irwin Helford Family Trust	1,800,000	1,800,000	-	-
Irwin Helford TTEE
One Hughes Center Drive, #1804
Las Vegas, NV 89169

AP Finance, LLC (5)	4,464,376	777,088	3,687,288	9%
David Levy, Managing Partner
152 West 57th Street, 4th Floor
New York, NY 10019

Michael A. Saltman and Sonja Saltman	800,001	800,001	-	-
1997 Family Trust
Michael A. Saltman TTEE
One Hughes Center Drive, #1830
Las Vegas, NV 89169

Byron LeBow Revocable	2,700,003	2,700,003	-	-
Family Trust (6)
Byron LeBow TTEE
One Hughes Center Drive #1104N
Las Vegas, NV 89169

Jerome F. Snyder	150,000	150,000	-	-
8628 Scarsdale Dr.
Las Vegas, NV 89117

PCP Operating LLC	750,000	750,000	-	-
Phillip C. Peckman
9525 Hillwood Dr., Suite 160
Las Vegas, NV 89134

Fred Chin	150,000	150,000	-	-
3230 South Plaris Avenue, Ste. 11
Las Vegas, NV 89102

Arthur & Jayn Marshall	150,000	150,000	-	-
Family Trust DTD 7/2/1973 (7)
Arthur Marshall TTEE
Turmberry Place
2877 Paradise Road, No. 1701
Las Vegas, NV 89109

Todd Marshall Revocable Trust	150,000	150,000	-	-
UAD DTD 04/01/2003 (7)
Todd Marshall TTEE
PO Box 46470
Las Vegas, NV 89114

Cari Marshall Trust UAD	150,000	150,000	-	-
DTD 01/09/1995 (7)
Cari Marshal TTEE
2012 Grouse Street
Las Vegas, NV 89134

George Boyadjieff (8) (9)	2,775,000	3,550,000	275,000	*
18772 Colony Circle
Villa Park, CA 92861

Douglas M. and	387,500	150,000	237,500	*
Karen M. Dunn Trustees;
Dunn Family Trust (8)
Dated April 7, 2007
11817 Oakland Hills Drive
Las Vegas, NV 89141

Alvin Goldfarb (4)	450,000	450,000	-	-
4823 Lake Washington Blvd. NE #3
Kirkland, WA 98033

James G. Coyne	150,000	150,000	-	-
3230 South Polaris Avenue, Ste. 11
Las Vegas, NV 89102

Gary Rado (8)	587,500	400,000	187,500	*
16 Chesterfield Drive
Warren, NJ 07059

Robert Mullin, Managing Director (10)	4,000,002	4,000,002	-	-
Marathon Resource Partners I, L.P.
Marathon International
Master Fund II, L.P.
One Ferry Building, Suite 255
San Francisco, CA 94111

Donald D. and Dorothy R. Snyder	400,002	400,002	-	-
Living Trust 1989
Donald D. Snyder TTEE
2824 High Sail Ct.
Las Vegas, NV 89117

Charles Sitkin	60,000	60,000	-	-
1933 38th Avenue East
Seattle, WA 98112-3139

Edward & Mona Sher	300,000	300,000	-	-
3111 Bel Air Drive
Las Vegas, NV 89109

Burton M Cohen Trust	75,000	75,000	-	-
Burton M. Cohen TTEE
3111 Bel Air Drive
Unit 14C
Las Vegas, NV 89109

MSSS Family Partners, L.P.	300,000	300,000	-	-
Martin D. Schaffer, General Partner
1912 South Realeza Ct.
Las Vegas, NV 89102

The Richard A. Oshins	120,000	120,000	-	-
1995 Irrevocable Trust (11)
Richard A. Oshins & Jerry Engel, TTEEs
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Richard A. Oshins	90,000	90,000	-	-
1990 Irrevocable Trust (11)
Richard A. Oshins, Family TTEE
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Ruth S. Oshins	75,000	75,000	-	-
2000 Irrevocable Trust (11)
Richard A. Oshins, Family TTEE
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Benjamin Oshins	45,000	45,000	-	-
Bypass Trust (11)
Richard A. Oshins & Ruth S. Oshins TTEEs
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Edward H. Oshins	120,000	120,000	-	-
Revocable Trust (11)
Ruth S. Oshins,TTEE
59 John Street
New York, NY 10038

LUH, Inc.	300,000	300,000	-	-
Thomas Oden, CFO and Vice President
1001 Lakeside Ave., Suite 900
Cleveland, OH 44114

The Lionel Trust	300,000	300,000	-	-
Samuel Lionel, Trustee
1700 Bank of America Tower
300 South 4th Street
Las Vegas, NV 89101

David Heerensperger	1,000,002	1,000,002	-	-
96 Cascade Key
Bellvue, WA 98006

Terry L. and Dana A. Wright Living	250,002	250,002	-	-
Trust 2001, Terry Wright TTEE
2500 North Buffalo Drive, Suite 150
Las Vegas, NV 89128

John "BJ" Lackland (8)(12)	2,455,500	2,737,500	78,000	*
2777 Paradise Rd, Unit 3605
Las Vegas, NV 89109

Robert Murray TTEE of the RMM	238,000	150,000	88,000	*
Living Trust Dated 9/11/2006 (8)
2848 Camino Serbal
Carlsbad, CA 92009

Sharon Fay Strasser (13)	437,502	437,502	-	-
1 Hughes Center Drive
#1004-N
Las Vegas, NV 89109

Nevada Trust Company	250,002	250,002	-	-
As Custodian F/B/O Mark L Fine
Rollover IRA
U/A Dated September 24, 1997
Amended November 12, 2002
4043 South Easter Ave.
Las Vegas, NV 89193-3685

William S. Boyd Trust II	250,002	250,002	-	-
William S. Boyd TTEE
2950 Industrial Road
Las Vegas, NV 89109

Herbert Soroca	174,052	101,965	72,087	*
Bear Stearns Securities Corp
One Metro Center
Brooklyn, NY 11201-3859

Patricia R. Schwarz (14)	101,965	101,965	-	-
740 Pinehurst Way
Palm Beach Gardens, FL 33418

David H. Schwartz (14)	101,965	101,965	-	-
740 Pinehurst Way
Palm Beach Gardens, FL 33418

Yahia Bagzhouz	24,000	24,000	-	-
4504 Maryland Parkway
Box 454026
Las Vegas, NV 89154

Kenneth Dickey	100,000	100,000	-	-
6481 Wooded View Drive
Boston Heights, OH 44236

Nicholas Anderson (8)	66,000	66,000	-	-
1536 208th Street
Bayside, NY 11360

R. Scott Caputo	4,285	4,285	-	-
1155 Colonial Way
Bridgewater, NJ 08807

Norbert Mayer (8)	15,000	15,000	-	-
576 Grassy Hill Road
Orange, CT 06477

Scott Straka	14,284	14,284	-	-
Hitachi America Ltd.
50 Prospect Ave
Tarrytown, NY 10591

Leonard Bellezza	89,927	81,284	8,643	*
79 Talltimber Rd.
Middletown, NJ 07748

Art Marsh	1,428	1,428	-	-
Blue Mountain Investments
7386 Fairway Lane
Parker, CO 80134

Raymond Skiptunis (8)	471,039	111,000	360,039	*
4459 Via Bianca Ave.
Las Vegas, NV 89141

Charles Mataya	30,000	30,000	-	-
2 Locust Drive
Helmetta, NJ 08828

Timothy Franzen	7,143	7,143	-	-
260 E. Flamingo Road, #311
Las Vegas, NV 89109

Joan Dziena	1,214	1,214	-	-
865 UN Plaza, #16E
New York, NY 10017

Richard Koch	154,666	106,354	48,312	*
1604 Sound Watch Dr.
Wilmington, NC 28409

Leon Mayer	50,000	50,000	-	-
547 McKinley
Plymouth, MI 48170

Ron Heagle	100,000	100,000	-	-
5533 Bilbao Place
Sarasota, FL 34238

Rick Pulford	168,551	25,000	143,551	*
3000 Town Center, Suite 540
Southfield, MI 48075

Don Fields (8)	200,000	200,000	-	-
11642 Deer Forest Road
Reston, VA 20194

Nils Weibull (8)	118,000	118,000	-	-
1689 W. Huron River Drive
Ann Arbor, MI 48103

Dan Koch	39,000	39,000	-	-
301 W 10th St, Apt 203
Charlotte, NC 28202

Brian Chan (8)	300,000	300,000	-	-
7594 Ironwood Knoll Ave
Las Vegas, NV 89109

Bradley Reifer	101,828	57,693	44,135	*
123 Fraleigh Hill Rd.
Millbrook, NY 12545

Herman Gross	1,153,850	1,153,850	-	-
12 Jordan Drive
Great Neck, NY 11021

Allan Duffy	57,693	57,693	-	-
741 Bayshore Drive, Apt. 14
Fort Lauderdale, FL 33304

Kevin Fisher	28,847	28,847	-	-
Bear Stearns Security Corp
One Metrotech Center North
Brooklyn, NY 11201-3859

Abacus Solutions	100,000	100,000	-	-
Alan Cohen
745 5th Avenue
New York, NY 10151

Justin Bellezza	1,000	1,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Steven Sacharoff	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Bernard Geik	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Domimick Rizzitano	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

DB Max	700	700	-	-
8520 Roundhill Ct.
Saline, MI 48176

Reed Smith LLP	150,000	150,000	-	-
Gerard Difiore, Partner
P.O. Box 23416
Newark, NJ 07198

Richard A. Ackner	375,000	375,000	-	-
14643 Draft House Lane
Wellington, FL 33414

Daniel Anderson	75,000	75,000	-	-
4409 Willow Creek Circle
Bellbrook, OH 45305

Bryan Arakelian	150,000	150,000	-	-
7110 N. Fresno Street
Suite 410
Fresno, CA 93720

Robert F. Arnold &	100,000	100,000	-	-
Susan L. Arnold JR WROS
2 Fielding Street
Wakefield, MA 01880

Paul J. Bargiel	112,500	112,500	-	-
100 West Monroe
Suite 902
Chicago, IL 60603

John J. Bender	300,000	300,000	-	-
2803 22nd Street S.
Lacrosse, WI 54601

Berkowitz and Garfinkel	187,500	187,500	-	-
D.D.S., P.A. Employees'
Pension Plan
D/T/D 7/1/1972
Mark Berkowitz & Eric
Garfinkel Trustees
17 Country Club Lane
Marlboro, NJ 07746

Lester B. Boelter	250,000	250,000	-	-
50 Shady Oak Court
Winona, MN 55987

Robert H. Brackman	225,000	225,000	-	-
5309 Crave Avenue E
Port Orchard, WA 98366

Keith Buhrdorf	375,000	375,000	-	-
4582 South Vister Steet
Suite 550
Denver, CO 80237

Jeffrey Davis	125,000	125,000	-	-
383 North West 112th Ave
Coral Springs, FL 33071

James Demarco & Rose	375,000	375,000	-	-
Demarco JT WROS
274 Rose Avenue
Staten Island, NY 10306

Douglas Dotter	112,500	112,500	-	-
3615 West Lawther Drive
Dallas, TX 75214

Arun Dua & Satish Dua	75,000	75,000	-	-
JT WROS
25 W. Houston ST. 28
New York, NY 10012

Edward Duffy	75,000	75,000	-	-
178 Hanson Lane
New Rochelle, NY 10804

Ahsan Farooqi	187,500	187,500	-	-
54 Kimberly Court
S. Brunswick, NJ 08852

William L. Fox &	262,500	262,500	-	-
Lynne Fox JT WROS
450 Music Mountain Rd.
Falls Village, CT 06031

Bernie J. Gallas	375,000	375,000	-	-
5200 North Diversey Blvd.
Suite 204
Milwaikee, WI 53217

Mark T. Hellner	1,159,091	1,159,091	-	-
900 West Olive
Suite A
Merced, CA 95348

Dr. Paul A. Kaye Family	75,000	75,000	-	-
Trust D/T/D 10/06/93
Dr. Paul A. Kaye Trustee
9 Diamonte Lane
Rancho Palos Verdes, CA 90275

Brian J. Keller &	187,500	187,500	-	-
Debra M. Keller JT WROS
1246 130th Avenue
New Richmond, WI 54017

James Kelly	75,000	75,000	-	-
1558 E. County Road
800 N.
Ockans, IN 47452

Christopher Kemp	75,000	75,000	-	-
2528 Boulder Lane
Auburn Hills, MI 48326

Stephen N. Kitchens &	175,000	175,000	-	-
Martha M. Kitchens
JT WROS
28 Fox Vale Lane
Nashville, TN 37221

Lester Krasno	150,000	150,000	-	-
400 North 2nd Steet
Pottsville, PA 17901

Edwin Kriel	75,000	75,000	-	-
2904 Pocock Road
Monkton, MD 21111

Daniel J. Lange	187,500	187,500	-	-
20800 Hunters Run
Brookfield, WI 53045

Lind Family Investments LP	100,000	100,000	-	-
1000 West Washington St.
Suite #502
Chicago, IL 60607

Barry Lind Revocable Trust	500,000	500,000	-	-
Barry Lind Trustee
U/A/D 12/19/1989
1000 West Washinton St.
Suite #502
Chicago, IL 60607

National Financial Services	600,000	600,000	-	-
LLC As Custodian
FBO Lance Lindsey IRA
7700 Blanding Blvd.
Jacksonville, FL 32244

Dwight Long	375,000	375,000	-	-
406 Belle Glen Lane
Brentwood, TN 37027

Jeffrey S. McCorstin	75,000	75,000	-	-
4750 Blue Mountain
Yorba Linda, CA 92887

Glen Miskiewicz	187,500	187,500	-	-
Apt. 724
48 Par-La-Ville Road
Hamilton HM11
Bermuda

Enrico Monaco	125,000	125,000	-	-
2230 Ocean Avenue
Brooklyn, NY 11229

Natchez Morice	150,000	150,000	-	-
12 A West Bank Exwy
Gretna, LA 70056

MSB Family Trust	250,000	250,000	-	-
D/T/D 6/25/93
Michael Blechman TTEE
295 Shadowood Ln.
Northfield, IL 60093

Daniel Navarro Jr. &	75,000	75,000	-	-
Richard Navarro JT WROS
2036 Highway 35 North
South Amboy, NJ 08879

National Financial Services	375,000	375,000	-	-
LLC As Custodian
FBO Michael J. Radlove IRA
2748 Blackbird Hollow
Cincinnati, OH 452

Prahalathan Rajasekaran	187,500	187,500	-	-
1 Grosvenor Place
London, England SW1X7JJ

Gretchen Kinstler	750,000	750,000	-	-
49-365 Rio Arenoso
La Quinto, CA 92253

Lawrence Silver	250,000	250,000	-	-
225 West Hubbard Suite 600
Chicago, IL 60610

Robert A. Snyder &	75,000	75,000	-	-
Beverly J. Snyder JT WROS
27297 Forest Grove Road
Evergreen, CO 80439

Claire Spooner	225,000	225,000	-	-
111 Seaview Court
Neptune, NJ 07753

Henry H. Strauss	75,000	75,000	-	-
12 Howard Avenue
Tappan, NY 10983

David Takacs	150,000	150,000	-	-
17073 Snyder Road
Bainbridge, OH 44023

Richard Terranova &	375,000	375,000	-	-
Vincent Terranova TEN COM
349 Bartlett Avenue
Staten Island, NY 10312

William S. Tyrrell	262,500	262,500	-	-
2711 Edgehill Avenue
Bronx, NY 10463

Herbert Weisberger	112,500	112,500	-	-
2904 West Clay Street
Richmond, VA 23230

Darren R. Williams	75,000	75,000	-	-
17280 Timothy Way
Gladstone, OR 97027

Robert A. Yates	187,500	187,500	-	-
Shakeseare No 15-1 Piso
Cuydad De Mexico
Distrito Federal 11590
Mexico

Alan J. Young	250,000	250,000	-	-
1750 Braeside Avenue
Northbrook, IL 60062

Jan Arnett	187,500	187,500	-	-
7 Longwood Road
Sandspoint, NY 11050

Elliot Braun	187,500	187,500	-	-
C/O Atlantic Beverage
3775 Park Avenue
Edison, NJ 08820

Larry J. Buck	187,500	187,500	-	-
1624 Brandon Drive
Hebron, KY 41048

Keith H. Cooper	100,000	100,000	-	-
5840 De Claire Court
Atlanta, GA 30328

Steven Gurewitsch	112,500	112,500	-	-
930 5th Avenue
Apt. 3-G
New York, NY 10021

Antonio Hernandez	187,500	187,500	-	-
1575 Bengal Drive
El Paso, TX 79935

James Herron	75,000	75,000	-	-
601 Cleveland Street
Suite 950
Clearwater, FL 33755

Robert W. Higginson	150,000	150,000	-	-
247-F Rosario Blvd.
Santa Fe, NM 87501

Don Jackler &	187,500	187,500	-	-
Alana Jackler JT WROS
246 E. 51st Street Suite 8
New York, NY 10022

Donald Mapes	75,000	75,000	-	-
532 Bellepoint Drive
St. Pete Beach, FL 33706

Dr. John McPhail	375,000	375,000	-	-
603 Beamon Steet
Clinton, NC 28328

Grace Melton	375,000	375,000	-	-
1250 S. Beverly Glen Blvd.
#311
Los Angeles, CA 90024

Larry R. Nichols &	50,000	50,000	-	-
Janet B. Nichols JT WROS
9348 Burning Tree Dr.
Grand Blanc, MI 48439

National Financial Services	187,500	187,500	-	-
LLC As Custodian
FBO Michael J. Radlove IRA
2748 Blackbird Hollow
Cincinnati, OH 45244

Barry Saxe	187,500	187,500	-	-
325 E. 41st Street
New York, NY 10017

Theodore Staahl	375,000	375,000	-	-
1329 Spanos Court
Modesto, CA 95355

Randolph Stephenson	75,000	75,000	-	-
10316-300 Feld Farm Lane
Charlotte, NC 28210

Anthony Yodice	375,000	375,000	-	-
2443 Benson Avenue
Brooklyn, NY 11214

USBX Advisory Services, Inc.	210,000	210,000	-	-
2425 Olympic Blvd. Ste 500 East
Santa Monica, CA 90404

Brooks Dexter	90,000	90,000	-	-
2425 Olympic Blvd. Ste 500 East
Santa Monica, CA 90404

Tony Acone	45,000	45,000	-	-
44-489 Town Center Way #D
Palm Desert, CA 92260

Total Number of Shares of Common Stock Registered for Sale		59,687,619
* Less than 1%

(1)
All share numbers are based on information that these selling stockholders supplied to us. The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name, unless otherwise indicated below. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder.

(2)
Ron Boyer owns over 4% of our currently outstanding common stock and over 18% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(3)
The Sarkowsky Family L.P. owns over 8% of our outstanding common stock and over 16% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(4)
Michael J. Goldfarb Enterprises LLC owns over 2% of our outstanding common stock and over 5% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Michael J. Goldfarb, the managing member of Michael J. Goldfarb Enterprises LLC, is the father of Brett Goldfarb, and the brother of Alvin Goldfarb. Mr. Goldfarb disclaims beneficial ownership of Brett Goldfarb’s and Alvin Goldfarb’s shares.

(5)
AP Finance, LLC owns over 8% of our outstanding common stock and over 10% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(6)
The Byron LeBow Revocable Family Trust owns over 2% of our outstanding common stock and over 6% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(7)
Arthur and Jayn Marshall, trustees of the Arthur and Jayn Marshall Family Trust DTD 7/2/1973, are the parents of Todd Marshall and Cari Marshall, trustees of the Todd Marshall Revocable Trust UAD DTD 04/01/2003 and the Cari Marshall Trust UAD DTD 01/09/1995, respectively. Arthur and Jayn Marshall disclaim beneficial ownership of Todd Marshall’s and Cari Marshall’s beneficial shares.

(8)	Indicates a person that has, within the past three years, served as an employee, officer or director of the company.
(9)
Mr. Boyadjieff has been a Senior Technical Advisor of the Company since April 2005 and a Director of the Company since May 2006. Mr. Boyadjieff owns over 2% of our outstanding common stock and over 6% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Mr. Boyadjieff beneficially owns a total of 3,825,000 commons shares, common shares issuable upon the exercise of stock options and warrants and common shares issuable upon the conversion of Series B Preferred Stock.

(10)
Mr. Mullin beneficially owns over 3% of our outstanding common stock and over 8% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Mr. Mullin is the managing director of Marathon Resource Partners I, L.P. and Marathon International Master Fund II, L.P. Of the 4,000,002 shares beneficially owned by Mr. Mullin, 3,450,000 shares are held in the name of Marathon Resource Partners I, L.P., and 550,002 shares are held in the name of Marathon International Master Fund II, L.P.

(11)
Richard A. Oshins, trustee of the Richard A. Oshins 1995 Irrevocable Trust and the Richard A. Oshins 1990 Irrevocable Trust, is married to Ruth S. Oshins, trustee of the Ruth S. Oshins 2000 Irrevocable Trust, and is the father of Benjamin Oshins and Edward H. Oshins, trustees of the Benjamin Oshins Bypass Trust and the Edward H. Oshins Revocable Trust, respectively. Richard A. Oshins disclaims beneficial owners ship of Ruth S. Oshins’, Benjamin Oshins’, and Edward H. Oshins’ beneficial shares.

(12)
Mr. Lackland has been a Director of the Company since August 2007 and the Chief Financial Officer of the Company since October 2004. Indicates a person that has, within the past three years, served as an employee, officer or director of the company. Mr. Lackland beneficially owns a total of 2,815,500 commons shares and common shares issuable upon the exercise of stock options.

(13)	Sharon Strasser is married to the Company’s Chief Executive Officer, Steven Strasser. Mr. Strasser disclaims beneficial ownership of Mrs. Strasser’s Shares.

(14)	Patricia Schwartz is married to David Schwartz. Mrs. Schwartz disclaims beneficial ownership to Mr. Schwartz’s shares.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common and preferred stock and related provisions of our articles of incorporation and our bylaws, as will be in effect upon the closing of this offering. This summary is not complete. For more detailed information, please see our articles of incorporation, bylaws and related agreements, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 140,000,000 shares of common stock. As of June 25, 2009 there were 43,255,441 shares of common stock issued and outstanding. Each holder of issued and outstanding shares of our common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. Holders of shares of our common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares of our common stock will have the ability to elect all of our directors.

Holders of our common stock are entitled to share ratably in dividends payable in cash, property or shares of our capital stock, when, as and if declared by our Board of Directors. We do not currently expect to pay any cash dividends on our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, any assets remaining after prior payment in full of all of our liabilities and after prior payment in full of the liquidation preference of any preferred stock would be paid ratably to holders of our common stock.

Options to Purchase Common Stock

The following table describes the options to purchase shares of our common stock that are outstanding as of June 19, 2009, and that will be outstanding immediately following the offering:

	Total Number of Shares Underlying Options Before this	Weighted Average Exercise Price Per Share Before This	Total Number of Shares Underlying Options After	Weighted Average Exercise Price For Shares After this
Description	Offering	Offering	This Offering	Offering
2000 Stock Option and Restricted Stock Plan	15,579,896	$0.35	15,579,896	$0.35
1994 Stock Option Plan	-	$-	-	$-
Total	15,579,896	$0.35	15,579,896	$0.35

The options also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the options in the event of stock dividends, stock splits, reorganization, reclassifications and consolidation.

Warrants to Purchase Common Stock

As of the date hereof, there are, and following this offering there will be, 30,628,780 warrants outstanding with exercise prices ranging from $0.110 to $2.17 with expiration dates ranging from October 26, 2009 through May 13, 2014.

Certain of the warrants have net exercise provisions under which their respective holders may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock after deduction of the aggregate exercise price. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the warrants in the event of stock dividends, stock splits, reorganization, reclassifications and consolidations.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. As of June 19 2009, 140,000 shares of preferred stock have been designated as Series B Preferred and all such shares of Series B Preferred Stock are issued and outstanding.

The Series B Preferred Stock is non-voting, and is entitled to dividends at a rate of 8% per annum, payable in cash or common stock only when, or if, declared by our Board of Directors.

Each share of Series B Preferred Stock is initially convertible into 100 shares of our common stock at any time at the option of the stockholder. The shares of Series B Preferred Stock are automatically converted into common stock in the event the average closing price of the common stock for any ten day period equals or exceeds $1.00 per share.

The Certificate of Designations of the Series B Preferred Stock provides that in the event we issue stock in connection with a dividend, distribution, classification, merger or consolidation of the number of shares of common stock that the Series B Stock is convertible into will be adjusted accordingly.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series B Preferred Stock will be entitled to be paid pari passu with any other series of preferred stock equal to the Series B Preferred Stock.

Registration Rights

Pursuant to the offering which terminated on January 21, 2008, we are obligated to (i) use reasonable best efforts to register by March 21, 2008, the shares of common stock issuable upon the conversion of our Series B Preferred Stock and warrants in a registration statement to be filed by us with the Securities and Exchange Commission and (ii) use our best efforts to cause such registration statement to be declared effective by the Commission by May 20, 2008 and to remain effective without any lapse of 30 or more consecutive days.

Certain Statutory and Charter Provisions Relating to a Change of Control

We are subject to the provisions of Section 203 of the DGCL. In general, this provision prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder.

A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with the affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

This prohibition is lifted if:

•	prior to such date, the corporation's Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•
on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's Board of Directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that owned by the interested stockholder.

Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by the corporation's Board of Directors.

Rule 144

Of the 43,255,441 shares of the Company’s common stock outstanding on the date of this report, 27,408,823 shares are freely trading in the market place (the “Free Trading Shares”). The Free Trading Shares are comprised mostly of shares (1) originally issued in private offerings of common stock from June through March 2007, that were later registered in the Company’s S-1 Registration Statement (the “Registration Statement”), declared effective on October 10, 2008 and (2) shares originally issued in transactions exempt from registration under the Securities Act.

The remaining 15,846,618 shares of our common stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144.  These shares include the 9,035,294 shares held by Summit and Steven Strasser in the aggregate, and 1,318,000 shares held by directors and insiders.

In addition, the Company had approximately 30,629,780 common stock purchase warrants outstanding and approximately 15,579,896 common stock options outstanding as of the date of this report, including the warrants issued in connection with the private offer and sale of preferred stock units in 2007 (See Note 18 to the Financial Statements).  The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under the Registration Statement or pursuant to Rule 144, subject to certain limitations.

In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations.  Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.  Any substantial sale of the common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer and Trust, located at 17 Battery Place, New York, New York, 10004.

PLAN OF DISTRIBUTION

Our common stock is currently traded on the OTC Bulletin Board.

All of the shares of our common stock included in this prospectus are for sale by the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock pursuant to this prospectus which are already owned by them, or which are to be issued to them upon their conversion of shares of our convertible preferred stock. We will receive cash proceeds from the issuance of shares to selling stockholders on exercise of options or warrants, but not from the resale of any such shares.

The selling stockholders and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling stockholders shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any selling stockholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. If any of the selling stockholders enter into an agreement with an underwriter to do a firm commitment offering of the shares of our common stock offered by such selling stockholder through this prospectus, if we are aware of such underwriting agreement we will file a post-effective amendment to the registration statement of which this prospectus is a part setting forth the material terms of such underwriting agreement. The selling stockholder may not sell any of the shares in such firm underwriting until such post-effective amendment becomes effective.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We do not know whether any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

We will pay all expenses of the registration of the shares of common stock offered pursuant to this prospectus including SEC filing fees and expenses of compliance with state securities or "blue sky" laws, except that the selling stockholders will pay any underwriting discounts and selling commissions for the sale of their shares. We expect that our expenses for this offering, consisting primarily of legal, accounting and printing expenses, will be approximately $59,201.

We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with registration rights and other agreements entered into by us with the selling stockholders, or the selling stockholders will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, by any of the selling stockholders, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ellenoff, Grossman & Schole LLP, New York, New York.

EXPERTS

The balance sheet as of December 31, 2008 and December 31, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 3 to the financial statements) of Sobel & Co., LLC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

(a) Dismissal of Independent Registered Public Accounting Firm

On April 23, 2009, we dismissed Sobel & Co., LLC (“Sobel”) as our independent registered public accounting firm.  Our audit committee approved the termination of Sobel.

Sobel’s audit report dated March 30, 2009 (which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008) on our consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except the audit report contained a separate paragraph stating:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, and the Company has experienced a deficiency of cash from operations.  These matters raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 3.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

During our two most recent fiscal years and the subsequent interim period through April 23, 2009, there were no disagreements with Sobel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Sobel’s satisfaction, would have caused Sobel to make reference to the subject matter of the disagreement in connection with its report. There were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during our two most recent fiscal years and the subsequent interim period through April 23, 2009.

We provided Sobel with a copy of the foregoing disclosures and requested Sobel to furnish us a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  Such letter states Sobel’s agreement with the foregoing statements.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 27, 2009, our audit committee approved the engagement of BDO Seidman, LLP (“BDO”) as our new independent registered public accounting firm. We have not consulted with BDO during our two most recent fiscal years or during the subsequent interim period through April 27, 2009 regarding the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of the registration statement filed on Form S-1 with the SEC. The registration statement contains more information about us and our common stock than this prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our common stock being offered in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Information about us may be obtained from our website www.powerefficiencycorp.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the SEC through a link to the SEC's EDGAR reporting system. Simply select the "Investors" menu item, then click on the "SEC Filings" link.

POWER EFFICIENCY CORPORATION

FINANCIAL STATEMENTS

MARCH 31, 2009 AND 2008

AND

DECEMBER 31, 2008 AND 2007

F-i

POWER EFFICIENCY CORPORATION

MARCH 31, 2009 AND 2008, DECEMBER 31, 2008 AND 2007

INDEX

Page

Condensed Financial Statements (unaudited):

Balance Sheet as of March 31, 2009	F-1

Statements of Operations for the Three Months Ended March 31, 2009 and 2008	F-2

Statements of Cash Flows for the Three Months Ended March 31, 2009 and 2008	F-3

Notes to Financial Statement for the Three Months Ended March 31, 2009 and 2008	F-4 - F-9

Financial Statements as of and for the Years Ended December 31, 2008 and 2007:

Report of Independent Registered Public Accounting Firm	F-10

Balance Sheets	F-11

Statements of Operations	F-12

Statements of Changes in Stockholders' Equity	F-13

Statements of Cash Flows	F-14

Notes to Financial Statements	F-15 - F-33

F-ii

POWER EFFICIENCY CORPORATION
CONDENSED BALANCE SHEET
Unaudited
March 31, 2009
ASSETS
CURRENT ASSETS:
Cash	$1,201,903
Accounts receivable, net	37,484
Inventory	360,073
Prepaid expenses and other current assets	115,312
Total Current Assets	1,714,772
PROPERTY AND EQUIPMENT, Net	132,764
OTHER ASSETS:
Patents, net	64,075
Deposits	38,206
Goodwill	1,929,963
Total Other Assets	2,032,244

Total Assets	$3,879,780

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$548,330
Dividends payable	233,333
Total Current Liabilities	781,663

LONG TERM LIABILITIES
Warrant liability	1,511,305
Deferred rent	11,726
Total Long Term Liabilities	1,523,031

Total Liabilities	2,304,694

STOCKHOLDERS' EQUITY:
Series B Convertible Preferred Stock, $.001 par value, 10,000,000 shares authorized, 140,000 shares issued or outstanding in 2009 and 2008	140
Common stock, $.001 par value, 140,000,000 shares authorized, 43,255,441 shares issued and outstanding in 2009 and 2008	43,255
Additional paid-in capital	34,357,384
Accumulated deficit	(32,825,693)
Total Stockholders' Equity	1,575,086

Total Liabilities and Stockholders' Equity	$3,879,780

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
Unaudited

	For the three months ended March 31,
	2009	2008

REVENUES	$47,147	$133,695

COST OF REVENUES	28,808	98,163

GROSS PROFIT	18,339	35,532

COSTS AND EXPENSES:
Research and development	247,044	161,398
Selling, general and administrative	1,057,406	789,573
Depreciation and amortization	19,315	14,847
Total Costs and Expenses	1,323,765	965,818

LOSS FROM OPERATIONS	(1,305,426)	(930,286)

OTHER INCOME:
Interest income	9,085	42,130
Total Other Income	9,085	42,130

NET LOSS	(1,296,341)	(888,156)

DIVIDENDS PAID OR PAYABLE ON SERIES B PREFERED STOCK	233,333	221,768

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,529,674)	$(1,102,924)

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$(0.04)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC	43,255,441	40,393,007

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
Unaudited
	For the three months ended March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,296,341)	$(888,156)
Adjustments to reconcile net loss to net cash used for operating activities:

Depreciation and amortization	19,315	14,847
Warrants and options issued to employees and consultants	83,399	207,000
Warrants issued to investors	485,919	-
Provision for bad debt	(11,342)	-
Changes in assets and liabilities:
Accounts receivable, net	18,017	(19,780)
Inventory	(114,053)	(1,679)
Prepaid expenses and other current assets	(68,147)	(72,481)
Deposits	-	41,430
Accounts payable and accrued expenses	(7,459)	(86,981)
Customer deposits	-	(1,605)
Deferred rent	(942)	-
Net Cash Used in Operating Activities	(891,634)	(807,405)

CASH FLOWS FROM INVESTING ACTIVITIES
Costs related to patent applications	-	(12,661)
Purchases of property and equipment	(6,476)	(35,764)
Net Cash Used in Investing Activities	(6,476)	(48,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of equity securities	-	280,000
Net Cash Provided by Financing Activities	-	280,000

Decrease in cash	(898,110)	(575,830)

Cash at beginning of period	2,100,013	5,086,378

Cash at end of period	$1,201,903	$4,510,548

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared by the Company, without an audit. In the opinion of management, all adjustments have been made, which include normal recurring adjustments, necessary to present fairly the condensed financial statements in accordance with accounting principles generally accepted in the United States. Operating results for the three months ended March 31, 2009 are not necessarily indicative of the operating results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company believes that the disclosures provided are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included in the Company’s Annual Report for the year ended December 31, 2008 on Form 10-K and Form S-1.

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN:

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company suffered recurring losses from operations, and a recurring deficiency of cash from operations, including a cash deficiency of approximately $892,000 from operations, for the three months ended March 31, 2009.  While management believes that the Company appears to have adequate liquidity at March 31, 2009, there can be no assurances that such liquidity will remain sufficient.

These factors raise substantial doubt about the Company's ability to continue as a going concern.  Continuation of the Company as a going concern is dependent upon achieving profitable operations in the long-term and raising additional capital to support existing operations for at least the next twelve months.  Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Except as disclosed in Note 10 below, there were no significant changes to the Company’s significant accounting policies as disclosed in Note 2 of the Company’s financial statements included in the Company’s Annual Report of Form 10-K for the year ended December 31, 2008.

POWER EFFICIENCY CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

New Accounting Pronouncements:
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS No. 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 was effective for the Company as of January 1, 2008.  The adoption of SFAS No. 159 did not have a material effect on our operating results or financial position.

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141R, Business Combinations (“SFAS No. 141R”), which replaces SFAS No. 141. SFAS No. 141R, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired (including intangibles), the liabilities assumed and any noncontrolling interest in the acquired entity. Additionally, SFAS No. 141R requires that all transaction costs will be expensed as incurred and is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141R had no impact on the Company’s condensed financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends SFAS 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company will apply the provisions of SFAS 160 to any noncontrolling interests acquired after the effective date.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures related to derivative and hedging activities and thereby seeks to improve the transparency of financial reporting. Under SFAS No. 161, entities are required to provide enhanced disclosure related to (i) how and why an entity uses derivative instruments (ii) how derivative instruments and related hedge items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 must be applied prospectively to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS No. 133 for all financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. The adoption of SFAS No. 161 had no impact on the Company’s condensed financial statements.

POWER EFFICIENCY CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 4 – INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for impairments to net realizable value whenever circumstances arise.  Such circumstances may include, but are not limited to, the discontinuation of a product line or re-engineering certain components making certain parts obsolete.  Management has determined a reserve for inventory obsolescence is not necessary at March 31, 2009 or 2008.

Inventories are comprised as follows:

March 31, 2009
Raw materials	$167,601
Finished Goods	192,472
Inventories	$360,073

NOTE 5 – GOODWILL

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", previously recognized intangible assets deemed to have indefinite useful lives were tested by management for impairment during fiscal 2008 and 2007 utilizing a two-step test.  An annual goodwill impairment test is performed by management in addition to quarterly goodwill impairment analyses.

The first part of the test is to compare the Company’s fair market value (the number of the Company’s common shares outstanding multiplied by the closing stock price on the date of the test), to the book value of the Company (the Company’s total stockholders’ equity, as of the date of the test).  If the fair market value of the Company is greater than the book value, no impairment exists as of the date of the test.  However, if book value exceeds fair market value, the Company must perform part two of the test, which involves recalculating the implied goodwill by repeating the acquisition analysis that was originally used to calculate goodwill, using purchase accounting as if the acquisition happened on the date of the test, to calculate the implied goodwill as of the date of the test.

The Company’s most recent impairment analysis was performed on March 31, 2009, on the Company’s single reporting unit.  As of March 31, 2009, the Company’s market cap was $12,967,632, and the Company’s book value was $1,575,086.  As of December 31, 2008, the Company’s market cap was $8,651,088, and the Company’s book value was $4,046,747.  Based on this, management concluded that no impairment exists as of March 31, 2009 or December 31, 2008.

POWER EFFICIENCY CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

Circumstances may arise in which the Company will perform an impairment test in addition to its annual and quarterly analyses.  An example of one of these circumstances would be a sudden sharp drop in the Company’s stock price not as a result of market conditions.

NOTE 6 – EARNINGS PER SHARE

The Company accounts for its earnings per share in accordance with SFAS No.128, which requires presentation of basic and diluted earnings per share.  Basic earnings per share is computed by dividing income or loss attributable to common shareholders by the weighted average number of common shares outstanding for the reporting period.  Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts, such as stock options, to issue common stock were exercised or converted into common stock.

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Net loss attributable to common shareholders, as reported	$(1,529,674)	$(1,102,924)
Basic weighted average number of common shares outstanding, as reported	43,255,441	40,393,007
Dilutive effect of stock options, as reported	-	-
Diluted weighted average number of common shares outstanding, as reported	43,255,441	40,393,007
Basic and diluted loss per share, as reported	$(0.04)	$(0.03)

For the three months ended March 31, 2009, warrants and options to purchase 45,334,676 shares of common stock at per share exercise prices ranging from $0.11 to $19.25 were not included in the computation of diluted loss per share because inclusion would have been anti-dilutive. For the three months ended March 31, 2008, warrants and options to purchase 44,114,864 shares of common stock at per share exercise prices ranging from $0.11 to $19.25 were not included in the computation of diluted loss per share because inclusion would have been anti-dilutive.

NOTE 8 – STOCK-BASED COMPENSATION

At March 31, 2009, the Company had two stock-based compensation plans.  Readers should refer to Note 12 of the Company’s financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for additional information related to these stock-based compensation plans. There were 360,000 warrants and 1,400,000 options granted in the three months ended March 31, 2009.  The fair value of these warrants and options was approximately $36,000 and $241,000 at issuance, respectively.  There were 280,000 warrants and 600,000 options granted in the three months ended March 31, 2008.  The fair value of these warrants and options was approximately $90,000 and $155,000 at issuance, respectively.  No stock options were exercised in the periods ending March 31, 2009 and 2008.  The Company accounts for stock option grants in accordance with FASB Statement 123(R), Share-Based Payment. Compensation costs related to share-based payments recognized in the Condensed Statements of Income were $83,339 and $207,000 for the periods ended March 31, 2009 and 2008, respectively.

POWER EFFICIENCY CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

NOTE 9 – MATERIAL AGREEMENTS

In 2007, the Company entered into a manufacturing service agreement with Sanmina-Sci Corporation (“Sanmina-Sci”) for the production of digital units and digital circuit boards.  Pursuant to this agreement, the Company will purchase an amount of digital units, subject to certain minimum quantities, from Sanmina-Sci equal to an initial firm order agreed upon by the Company and Sanmina-Sci and subsequent nine-month requirements forecasts.  The initial term of the contract was one year, and upon expiration of the initial term, the contract continues on a year to year basis until one party gives notice to terminate.  At the present time the Company is not able to determine if the actual purchases will be in excess of these minimum commitments, or if any potential liability will be incurred.

On March 11, 2009, the Company entered into a consulting agreement with one of the Company’s directors, Greg Curhan.  The agreement is for a term of 12 months and calls for Mr. Curhan to provide investment and marketing related services for the Company.  Mr. Curhan will receive $3,000 per month and 360,000 warrants to purchase the Company’s common stock, at an exercise price of $0.11 per share, under the terms of this agreement.  The warrants vest equally over the term of the agreement.

NOTE 10 – WARRANT LIABILITY

On January 1, 2009, the Company adopted EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock.  The Company determined that some of its warrants contained an anti-dilution provision.  As a result, the Company reclassified 5,696,591 of its common stock warrants to warrant liability, under long term liabilities, and resulting in a cumulative adjustment to accumulated deficit as of January 1, 2009 of $225,585.

The Company accounts for its warrant liability in accordance with SFAS 157.  SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, SFAS No. 157 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

POWER EFFICIENCY CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008

The Company has valued its warrant liability using a Black-Scholes model (Level 3 inputs) containing the following assumptions:  volatility 295%, risk-free rate 1.43%, term 15 months.  The Company recorded a non-cash loss related to these warrants of $485,919 for the three months ended March 31, 2009, which was expensed and recorded in selling, general and administrative expenses.

The following reconciles the warrant liability for the three months ended March 31, 2009:

Beginning balance, January 1, 2009	$1,025,386
Unrealized loss on derivative liability	485,919
Ending balance, March 31, 2009	$1,511,305

NOTE 11 – INCOME TAXES

The Company utilizes the asset and liability method of accounting for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes".  SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.  SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  The Company has evaluated the net deferred tax asset taking into consideration operating results and determined that a full valuation allowance should be maintained.

In May 2007, the FASB issued FASB Staff Position FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”.  FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  FIN 48-1 is effective retroactively to January 1, 2007.  Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained. The implementation of FIN 48 and FIN 48-1 did not have a material impact on the Company’s financial position, results of operations or cash flows.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Power Efficiency Corporation
Las Vegas, Nevada

We have audited the accompanying balance sheets of Power Efficiency Corporation, (a Delaware corporation) (the "Company") as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Efficiency Corporation at December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, and the Company has experienced a deficiency of cash from operations.  These matters raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 3.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Sobel & Co., LLC
Certified Public Accountants

March 30, 2009
Livingston, New Jersey

POWER EFFICIENCY CORPORATION

BALANCE SHEETS

	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash	$2,100,013	$5,086,378
Accounts receivable, net of allowance of $ 26,082 in 2008 and $19,648 in 2007	44,159	109,252
Inventories	246,020	131,762
Prepaid expenses and other current assets	47,165	41,296
Total Current Assets	2,437,357	5,368,688

PROPERTY AND EQUIPMENT, Net	144,967	112,106

OTHER ASSETS:
Deposits	38,206	122,263
Patents, net	64,711	39,746
Goodwill	1,929,963	1,929,963
Total Other Assets	2,032,880	2,091,972

	$4,615,204	$7,572,766

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$555,789	$586,458
Customer Deposits	-	1,605
Total Current Liabilities	555,789	588,063

LONG-TERM LIABILITIES:
Deferred Rent	12,668	12,063
Total Long-Term Liabilities	12,668	12,063

Total Liabilities	568,457	600,126

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series B Convertible Preferred Stock, $0.001 par value 10,000,000 shares authorized, 140,000 issued and outstanding in 2008 and 134,000 issued and outstanding in 2007	140	134
Common stock, $0.001 par value, 140,000,000 shares authorized, 43,255,441 shares issued and oustanding in 2008 and 40,367,523 shares issued and oustanding in 2007	43,256	40,368
Additional paid-in capital	35,307,119	33,741,902
Accumulated deficit	(31,303,768)	(26,809,764)
Total Stockholders' Equity	4,046,747	6,972,640

	$4,615,204	$7,572,766

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007

REVENUES	$480,513	$490,510

COMPONENTS OF COST OF SALES:
Material, labor and overhead	356,942	340,468
Inventory obsolesence expense	40,758	-
Total Cost of Sales	397,700	340,468

GROSS PROFIT	82,813	150,042

COSTS AND EXPENSES:
Research and development	1,016,158	667,786
Selling, general and administrative	3,032,733	2,721,284
Depreciation and amortization	74,539	47,036
Total Costs and Expenses	4,123,430	3,436,106

LOSS FROM OPERATIONS	(4,040,617)	(3,286,064)

OTHER INCOME (EXPENSE):
Interest income	104,684	80,481
Interest expense	-	(679,306)
Total Other Income (Expenses), Net	104,684	(598,825)

LOSS BEFORE PROVISION FOR TAXES	(3,935,933)	(3,884,889)

PROVISION FOR TAXES	(12,271)	(6,906)

NET LOSS	$(3,948,204)	$(3,891,795)

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$(0.10)	$(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING BASIC	40,909,504	38,541,012

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2008 AND 2007

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2007	35,042,009	$35,042	-	$-	$24,927,839	$(22,917,969)	$2,044,912
Issuance of common stock	3,416,672	3,417	-	-	1,021,583	-	1,025,000
Issuance of preferred stock	-	-	134,400	134	6,719,866	-	6,720,000
Common stock issued upon exercise of options and warrants	1,908,842	1,909	-	-	681,591	-	683,500
Warrants and options issued with common stock and debt and to employees and consultants, including debt discount	-	-	-	-	472,153	-	472,153
Expenses related to issuance of preferred and common stock	-	-	-	-	(81,130)	-	(81,130)
Net loss	-	-	-	-	-	(3,891,795)	(3,891,795)
Balance, December 31, 2007	40,367,523	40,368	134,400	134	33,741,902	(26,809,764)	6,972,640
Issuance of common stock	40,000	40	-	-	7,960	-	8,000
Issuance of preferred stock	-	-	5,600	6	279,994	-	280,000
Common stock dividends paid	2,729,000	2,729	-	-	543,071	(545,800)	-
Common stock issued upon exercise of options and warrants	118,918	119	-	-	(119)	-	-
Warrants and options issued with common stock and debt and to employees and consultants, including debt discount	-	-	-	-	765,504	-	765,504
Expenses related to issuances of preferred and common stock	-	-	-	-	(31,193)	-	(31,193)
Net loss	-	-	-	-	-	(3,948,204)	(3,948,204)
Balance, December 31, 2008	43,255,441	$43,256	140,000	$140	$35,307,119	$(31,303,768)	$4,046,747

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007
CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
Net loss	$(3,948,204)	$(3,891,795)
Adjustments to reconcile net loss to net cash used for operating activities:
Bad debt expense	7,770	16,934
Inventory obsolescense expense	40,758	-
Depreciation and amortization	74,539	47,036
Amortization of capitalized manufacturing expenses	6,791	-
Loss on disposition of fixed assets	-	3,516
Debt discount related to issuance of debt securities	-	419,859
Amortization of deferred financing costs	-	11,228
Warrants and options issued in connection with settlements, services from consultants, vendors, the forgiveness of indebtedness, the issuance of debt, and to employees and consultants	765,504	655,392
Common Stock issued for consulting services	7,960	-
Changes in certain assets and liabilities:
Accounts receivable	57,323	(93,994)
Inventory	(155,016)	25,090
Prepaid expenses and other current assets	(12,660)	29,173
Deposits	84,057	(88,388)
Accounts payable and accrued expenses	(30,669)	1,354
Customer deposits	(1,605)	1,605
Deferred rent	605	12,063
Net Cash Used for Operating Activities	(3,102,847)	(2,850,927)

INVESTING ACTIVITIES:
Costs related to patent applications	(27,507)	(6,927)
Purchase of property, equipment and other assets	(104,857)	(85,610)
Net Cash Used for Investing Activities	(132,364)	(92,537)

FINANCING ACTIVITIES:
Proceeds from issuance of equity securities, net of costs	248,846	8,347,369
Payments on notes payable	-	(2,011,111)
Net Cash Provided by Financing Activities	248,846	6,336,258

(DECREASE) INCREASE IN CASH	(2,986,365)	3,392,794

CASH
Beginning of year	5,086,378	1,693,584

End of year	$2,100,013	$5,086,378

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - NATURE OF BUSINESS:

Power Efficiency Corporation ("Power Efficiency" and/or the "Company"), is incorporated in Delaware. Power Efficiency designs, develops, markets and sells proprietary solid state electrical devices designed to reduce energy consumption in alternating current induction motors. Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world. The Company currently has one principal and proprietary product: the three phase Motor Efficiency Controller, which is used in industrial and commercial applications, such as rock crushers, granulators, and escalators. Additionally, the Company has developed a digital single phase controller in pre-production form, in preparation for working with Original Equipment Manufacturers (“OEMs”) to incorporate the technology into their equipment.

The Company's primary customers have been original equipment manufacturers (OEM's) and commercial accounts located throughout the United States of America and various countries.

Power Efficiency formed Design Efficient Energy Services, LLC, a Delaware limited liability company. This entity was formed to obtain energy grants and rebates for customers of the Company from state governmental bodies. Design Efficient Energy Services, LLC has been inactive since inception.

 NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Inventories:
Inventories are valued at the lower of cost (first-in, first-out) or market. The Company reviews inventory for impairments to net realizable value whenever circumstances arise. Such circumstances may include, but are not limited too, the discontinuation of a product line or re-engineering certain components making certain parts obsolete. Management has determined a reserve for inventory obsolescence is not necessary at December 31, 2008 or 2007.

As of December 31, inventories are comprised as follows:

	2008	2007
Raw materials	$178,698	$131,762
Finished Goods	67,322	-
Inventories	$246,020	$131,762

Accounts Receivable:
The Company carries its accounts receivable at cost less an allowance for doubtful accounts and returns. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Research and Development:
Research and development expenditures are charged to expense as incurred.

Property, Equipment and Depreciation:
Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred, while betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Website:
Website development, maintenance and hosting costs are charged to expense as incurred.

Shipping and Handling Costs:
The Company bills customers for freight. Actual costs for shipping and handling are included as a component of cost of sales.

Deferred Financing Costs:
Expenditures incurred in conjunction with debt or equity capital issuances are deferred as other assets until the related offering is complete. Once the offering is completed, costs related to equity issuances will be offset against equity proceeds, and such costs related to debt issuances are amortized on a straight line basis, over the life of the debt. Both equity and debt related costs are expensed if the offering is not completed.

Patents:
Costs associated with applying for U.S. patents based upon technology developed by the Company are capitalized. At the time the patent is awarded, the asset will be amortized on a straight line basis, over the remaining term of the patent. If no patent is issued, these costs will be expensed in the period when it is determined that no patent will be issued.

Deferred Rent:
The Company accounts for rent expense on a straight-line basis for financial reporting purposes. The difference between cash payments and rent expense is included in deferred rent.

Revenue Recognition:
Revenue from product sales is recognized at the time of shipment, when all services are complete. Returns and other sales adjustments (warranty accruals, discounts and shipping credits) are provided for in the same period the related sales are recorded.

Loss Per Common Share:
Loss per common share is determined by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is not presented since giving effect to potential common shares would be anti-dilutive.

Accounting for Stock Based Compensation:
The Company accounts for employee stock options as compensation expense, in accordance with SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards, and applies to all outstanding and vested stock-based awards.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $766,000 and $655,000 in additional compensation expense during the years ended December 31, 2008 and 2007, respectively. Such amounts are included in research and development expenses and selling, general and administrative expense on the statement of operations.

Product Warranties:
The Company warrants its products for two years. Estimated product warranty expenses are accrued in cost of sales at the time the related sale is recognized. Estimates of warranty expenses are based primarily on historical warranty claim experience. Warranty expenses include accruals for basic warranties for products sold.

Provision for Income Taxes:
The Company utilizes the asset and liability method of accounting for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

In May 2007, the FASB issued FASB Staff Position FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”. FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FIN 48-1 is effective retroactively to January 1, 2007. Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained. The implementation of FIN 48 and FIN 48-1 did not have a material impact on the Company’s financial position, results of operations or cash flows.

The provision for taxes represents state franchise taxes, interest and penalties.

Goodwill:
SFAS No. 142, “Goodwill and Other Intangible Assets” requires that goodwill shall no longer be amortized. Goodwill is tested for impairment on an annual basis and between annual tests on a quarterly basis, utilizing a two-step test, as described in SFAS No. 142.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Advertising:
Advertising costs are expensed as incurred. Advertising expenses were $48,987 and $7,504 for the years ended December 31, 2008 and 2007, respectively.

New Accounting Pronouncements:

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends SFAS 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company will apply the provisions of SFAS 160 to any noncontrolling interests acquired after the effective date.

In March 2008, the FASB issued SFAS 161, "Disclosures about Derivative Instruments and Hedging Activities" (SFAS 161). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, results of operations and cash flows. SFAS 161 is effective for our consolidated financial statements issued for fiscal years and interim periods beginning with our quarter ended March 31, 2009. We do not expect the adoption of SFAS 161 to have a significant impact on our consolidated financial statements.

In May 2008, FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles ("GAAP") in the United States (the GAAP hierarchy). SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The Company is currently reviewing the effect, if any; the proposed guidance will have on its consolidated financial statements.

In April 2008, the FASB issued Staff Position No. 142-3, "Determination of the Useful Life of Intangible Assets" (FSP FAS 142-3). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, "Goodwill and Other Intangible Assets". It is effective for fiscal years and interim periods beginning with our quarter ended March 31, 2009, and will be applied prospectively to intangible assets acquired after the effective date. FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible assets recognized as of, and subsequent to the effective date. The impact of FSP FAS 142-3 will depend on the size and nature of acquisitions on or after January 1, 2009.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Financial Statement Reclassifications:
Certain reclassifications have been made to the 2007 financial statements in order for them to conform to the 2008 financial statement presentation.

 NOTE 3 - GOING CONCERN:

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations, and the Company experienced a $3,102,847 deficiency of cash from operations in 2008. While the Company appears to have adequate liquidity at December 31, 2008, there can be no assurances that such liquidity will remain sufficient.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence. Continuation of the Company as a going concern is dependent upon achieving profitable operations. Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers. Management is seeking to raise additional capital through equity issuance, debt financing or other types of financing (See Note 22). However, there are no assurances that sufficient capital will be raised.

 NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS:

As of December 31, prepaid expenses and other current assets are comprised as follows:

	2008	2007
Prepaid insurance	$10,192	$19,705
Prepaid expenses	36,973	21,591
Prepaid expenses and other current assets	$47,165	$41,296

 NOTE 5 - PROPERTY AND EQUIPMENT:

At December 31, property and equipment is comprised as follows:

	2008	2007
Machinery and equipment	$253,976	$151,497
Office furniture and equipment	20,113	26,326
	274,089	177,923
Less: Accumulated depreciation	129,122	65,717
Property and Equipment, Net	$144,967	$112,106

Depreciation for the years ended December 31, 2008 and 2007 amounted to $71,996 and $46,044, respectively.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 6 - GOODWILL:

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", previously recognized intangible assets deemed to have indefinite useful lives were tested by management for impairment during fiscal 2008 and 2007 utilizing a two-step test.  An annual goodwill impairment test was performed by management in addition to quarterly goodwill impairment tests.

The first part of the test is to compare the Company’s fair market value (the number of the Company’s common shares outstanding multiplied by the closing stock price of the date of the test), to the book value of the Company (the Company’s total stockholders’ equity, as of the date of the test).  If the fair market value of the Company is greater than the book value, no impairment exists as of the date of the test.  However, if book value exceeds fair market value, the Company must perform part two of the test, which involves recalculating the implied goodwill by repeating the acquisition analysis that was originally used to calculate goodwill, using purchase accounting as if the acquisition happened on the date of the test, to calculate the implied goodwill as of the date of the test.

The Company’s most recent impairment analysis was performed on December 31, 2008, on the Company’s single reporting unit.  As of December 31, 2008, the Company’s fair market value was $8,651,088, and the Company’s book value was $4,046,747.  As of December 31, 2007, the Company’s fair market value was $22,199,036, and the Company’s book value was $6,972,640.  Based on this, no impairment exists as of December 31, 2008 and 2007.

Circumstances may arise in which the Company will perform an impairment test in addition to its annual and quarterly tests.  An example of one of these circumstances would be a sudden sharp drop in the Company’s stock price not as a result of market conditions.

 NOTE 7 - INTANGIBLE ASSETS:

Intangible assets subject to amortization consists of the following for the years ended December 31:

	2008	2007
Patents	$77,109	$49,602
Less: Accumulated amortization	12,398	9,856
Intangible Assets, Net	$64,711	$39,746

Amortization expense in 2008 and 2007 amounted to $2,542 and $992, respectively.

During 2008 and 2007, the Company capitalized approximately $28,000 and $7,000 in expenses related to patent filings, respectively.  The Company will begin amortizing these costs over the life of the patent, once the patent is approved by the appropriate authorities.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Amortization expense expected in the succeeding five years for the Company’s existing patents is as follows:

2009	$2,542
2010	2,542
2011	2,542
2012	2,542
2013	2,542
Thereafter	52,001
$64,711

NOTE 8  -  CONCENTRATIONS OF CREDIT RISKS:

Financial instruments which potentially subject the Company to concentrations of credit risk, consist primarily of cash and temporary cash investments and accounts receivable.

The Company maintains cash balances which at times may be in excess of the insured limits.

Sales and accounts receivable currently are from a relatively small number of customers of the Company's products.  The Company closely monitors extensions of credit.

Four customers accounted for approximately 82% of 2008 sales and 21% of accounts receivable at December 31, 2008.  Three customers accounted for approximately 84% of 2007 sales and 70% of accounts receivable at December 31, 2007.

International sales as a percentage of total revenues for the years ended December 31 are as follows:

Country	2008	2007
Sweden	1%	2%

 NOTE 9 – PRODUCT WARRANTIES

Accrued warranty expenses at December 31, 2007 and 2008 consist of the following:

Balance, January 1, 2007	$-
Additions	4,151
Deductions	(742)
Balance, December 31, 2007	3,409
Additions	6,758
Deductions	(5,735)
Balance, December 31, 2008	$4,432

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

 NOTE 10 -  PROVISION FOR TAXES:

As of December 31, 2008 and 2007, the Company has available, on a federal tax basis, net operating loss carryforwards of approximately $23,700,000 and $19,800,000, respectively.  These net operating losses expire at varying amounts through 2028.  The net operating loss carryforwards result in deferred tax assets of approximately $8,000,000 and $6,700,000 at December 31, 2008 and 2007, respectively; however, a valuation reserve has been recorded for the full amount due to the uncertainty of realization of the deferred tax assets.

A reconciliation of the statutory tax rates for the years ended December 31 is as follows:

	2008	2007
Statutory rate	(34)%	(34)%
State income tax – all states	(6)%	(6)%
	(40)%	(40)%
Current year valuation allowance	40%	40%

Benefit for income taxes	0%	0%

NOTE 11 -  WARRANTS:

Warrant activity during the years ended December 31, 2008 and 2007 follows:

	Warrants	Average Exercise Price
Warrants outstanding at January 1, 2007	22,372,730	$0.42
Issued during 2007	9,528,338	0.52
Exercised during 2007	(2,143,659)	0.40
Cancelled and expired during 2007	(743,441)	0.40
Warrants outstanding at December 31, 2007	29,013,968	0.45
Issued during 2008	1,280,000	0.44
Exercised during 2008	(299,188)	0.20
Warrants outstanding at December 31, 2008	29,994,780	$0.45

During 2008, the Company issued the following warrants:  1,000,000 warrants as consulting fees to sales consultants, which were valued at $290,000, however, these warrants have special vesting provisions, therefore, the Company did not recognize an expense for these warrants in 2008; 280,000 warrants to investors, in connection with the Company’s private offering of common stock (see Note 19), which were valued at $90,160, and recorded as additional paid in capital.  During 2008, the Company also expensed and included in selling general and administrative expenses, $5,153 related to warrants, which vested during 2008.  These warrants were issued in 2007 as consulting fees to a sales consultant.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

During 2007, the Company issued the following warrants:  100,000 warrants as consulting fees to a sales consultant, which were valued at $15,458 and expensed and included in selling, general and administrative expenses; 1,000,000 warrants as consulting fees to a technical consultant, which were valued at $228,200, however, these warrants have special vesting provisions, therefore the Company did not recognize an expense for these warrants in 2007; 1,708,338 warrants to investors, in connection with the Company’s private offering of common stock (See Note 19), which were valued at $224,843 and recorded as additional paid in capital; 6,720,000 warrants to investors, in connection with the Company’s private offering of its Series B preferred stock (See Note 19), which were valued at $3,421,631 and recorded as additional paid in capital.  During 2007, the Company also expense and included in research and development expenses, $5,492 related to warrants which vested during 2007.  These warrants were issued in 2006 as consulting fees to a technical consultant.

The fair value of each warrant is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.

The fair value of warrants granted is estimated on the date of grant based on the weighted-average assumptions in the table below.  The assumption for the expected life is based on evaluations of historical and expected exercise behavior.  The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date.  The historical stock volatility of the Company’s common stock is used as the basis for the volatility assumption.

	Years ended December 31,
	2008	2007
Weighted average risk-free rate	4.06%	4.5%
Average expected life in years	3.5	3.6
Expected dividends	None	None
Volatility	275%	166%
Forfeiture rate	43%	40%

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

 NOTE 12 -  STOCK OPTION PLAN:

Stock Option Plan activity during the years ended December 31, 2008 and 2007 follows:

	Shares	Average Exercise Price
Options outstanding and exercisable at January 1, 2007	14,734,896	$0.33
Granted during 2007	3,725,000	0.35
Cancelled during 2007	(4,050,000)	0.23
Exercised during 2007	(100,000)	0.20
Options outstanding and exercisable at December 31, 2007	14,309,896	$0.36
Granted during 2008	1,095,000	0.50
Cancelled during 2008	(1,825,000)	0.37
Options outstanding and exercisable at December 31, 2008	13,579,896	$0.37

Weighted average remaining contractual life at December 31, 2008, for all options is 7.03 years.

In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan").  On June 8, 2007, the 2000 Plan was amended and restated.  The 2000 Plan, as restated and amended, provides for the granting of options to purchase up to 20,000,000 shares of common stock.  100,000 options have been exercised to date.  There are 13,579,896 options outstanding under the 2000 Plan.

During 2008, the Company granted 1,095,000 stock options to directors and employees at exercise prices approximating fair market value of the stock on the date of each grant.  Such issuances to directors and employees were valued at $760,350, utilizing similar factors as described below, which were expensed  and are included in research and development expenses and selling, general and administrative expenses.

During 2007, the Company granted 3,725,000 stock options to directors and employees at exercise prices approximating fair market value of the stock on the date of each grant.  Such issuances to directors and employees were valued at $634,442, utilizing similar factors as described below, which were expensed and are included in research and development expenses and selling, general and administrative expenses.
In 1994, the Company adopted a Stock Option Plan (the "1994 Plan").  The 1994 Plan provides for the granting of options to purchase up to 71,429 shares of common stock.  No options have been exercised to date.  There are no options outstanding under the 1994 Plan, and the Company does not plan to issue any more options under this plan.

Share Based Compensation Payments:
During the year ended December 31, 2008, the Board of Directors authorized the net issuance of 1,095,000 stock options to directors and employees.  During the year ended December 31, 2007, the Board of Directors authorized the net issuance of 3,725,000 stock options to directors, officers and employees.  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: average expected volatility of 275% and 166% for the years ended December 31, 2008 and 2007, respectively; average risk-free interest rate of 4.06 % and 4.5% for the years ended December 31, 2008 and 2007, respectively; and expected lives of approximately 10.0 years.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The Company accounts for employee stock options as compensation expense, in accordance with SFAS No. 123R, “Share Based Payments.”  SFAS No. 123R requires companies to expense the value of employee stock options and similar awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.  If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period.

 NOTE 13 - COMMITMENTS AND CONTINGENCIES:

Leases:
The Company leases office space, a manufacturing and warehousing facility, and a research and development facility in Las Vegas, Nevada.  The office space lease was assigned to the Company by the Chief Executive Officer, on the same terms and conditions, effective February 24, 2006.  The lease includes a payment of $11,292 per month, plus annual increases of 3% per year, which includes all cleaning and utilities, except phone and internet service.  The term of the lease is five years.

On July 1, 2007, the Company began leasing a research and development facility.  The lease includes a payment of $1,995, plus common area maintenance charges, per month.  The term of the lease is three years and one month.  On November 1, 2007, the Company amended the lease to include additional space, which it will utilize for its manufacturing and warehousing facility.  The amendment to the lease calls for an additional payment of $1,605, plus common area maintenance charges, per month, and carries the same terms and conditions as the original lease.

Minimum future rentals are as follows:

Year
2009	190,664
2010	177,091
2011	12,688
$380,443

Rent expense, including base rent and additional charges, for the year ended December 31, 2008 and 2007 was $212,742 and $173,545, respectively.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Patent License Agreements:
The Company was an exclusive licensee pursuant to a patent license agreement of certain power factor controller technology owned by the United States, as represented by the National Aeronautics and Space Administration (NASA).  This license agreement covered the United States of America and its territories and possessions on an exclusive basis and foreign sales on a non-exclusive basis.  Such license agreement did not require the Company to pay royalties to NASA in connection with the Company's sale of products employing technology utilizing the licensed patents.  The agreement terminated on December 16, 2002 upon the expiration of all of the licensed patents.

The Company filed and received its own patent (No. 5.821.726) that expires in 2017 that management believes will protect the Company's intellectual property position.  The Company has also filed three utility patents in new inventions associated with the development of its digital products, which are all pending approval with the U.S. Patent and Trademark Office.

Software User License Agreements:
The Company entered into an agreement to purchase software licenses for accounting, manufacturing and CRM software.  The total amount of the software license agreement is approximately $27,000 and the software licenses begin in 2009.

Litigation:
The Company is currently involved in a lawsuit against two of its former directors, who were also employees of the Company, and the company the two former directors formed (collectively, the “Defendants”).  The Company filed this action against the Defendants for misappropriation of trade secrets, false advertising, defamation/libel and other claims primarily arising from the Defendant’s use of the Company’s confidential and proprietary information in the development and marketing of motor control products.  The Company seeks a temporary retraining order, preliminary injunction, permanent injunction, damages, exemplary damages, attorneys’ fees and costs against the Defendants.  The Company’s original complaint was filed on November 25, 2008, and its amended complaint was filed on January 5, 2009, in the U.S. District Court, District of Nevada.

On March 19, 2007, the Company reached an agreement with GE Fanuc Automation North America, Inc. (“GE Fanuc”) to cease using its Power Genius name for its products.  As consideration, GE Fanuc paid the Company $20,000.

Subcontractors:
During 2007, the Company utilized one subcontractor in Nevada as turn-key manufacturers for its analog product.  In December of 2007, the Company ceased using the Las Vegas, Nevada subcontractor and began to manufacture its analog and some of its digital product in-house.

The Company directly sources its own analog circuit boards from a contract circuit board manufacturer.  Over the past year, the Company has primarily sourced analog circuit boards from RMF Design and Manufacturing (“RMF”), based outside of Toronto, Canada.  The Company believes RMF has the ability to meet the Company’s analog circuit board production needs and the Company would be successful in finding alternative manufacturers should RMF not be available to manufacture these circuit boards.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On September 6, 2007, the Company entered into a manufacturing service agreement with Sanima-Sci Corporation (“Sanmina-Sci”) for the production of digital units and digital circuit boards.  Pursuant to this agreement, the Company will purchase an amount of digital units, subject to certain minimum quantities, from Sanmina-Sci equal to an initial firm order agreed upon by the Company and Sanmina-Sci and subsequent nine-month requirements forecasts.  The initial term of the contract is one year, and upon expiration of the initial term, the contract will continue on a year to year basis until one party gives notice to terminate. At the present time the Company is not able to determine if the actual purchases will be in excess of these minimum commitments, or if any potential liability will be incurred.  At December 31, 2008, the Company has approximately $340,000 in open purchase orders with this subcontractor.  At December 31, 2007, the Company had approximately $100,000 in open purchase orders with this subcontractor.  At December 31, 2007, the Company had approximately $81,000 on deposit with Sanmina-Sci.

Investment Advisory Agreements:
The Company entered into an agreement with an investment bank on October 13, 2006.  In accordance with this agreement, the investment bank served as the Company’s non-exclusive placement agent for a private stock offering of 10,700,008 shares of common stock and 5,350,004 warrants which closed on November 30, 2006 (See Note 19).  The investment bank was paid a retainer fee of $5,000, and the agreement called for the investment bank to receive 5.5% of the total cash invested by investors introduced by the investment bank upon closing.  The investment bank introduced no investors in the private stock offering which closed on November 30, 2006.  The Company subsequently terminated this agreement on January 13, 2007.

On October 31, 2008, the Company entered into a consulting agreement with an investor relations consulting firm.  This consulting agreement calls for the consultant to perform investor relations services for the Company.  For its services, the Company has agreed to pay the consultant a monthly retainer of $6,500 and a total of 40,000 shares of the Company’s common stock.  The term of the consulting agreement is initially for 3 months, and can be extended at the end of the term.  The agreement terminated in January 2009 and has not been renewed.

 NOTE 14 - RELATED PARTY TRANSACTIONS:

During the years ended December 31, 2008 and 2007, consulting fees of $12,000 were paid in each year to a director and stockholder of the Company, respectively, for serving as the Chairman of the Company’s Audit Committee.  These amounts are included in selling, general and administrative expenses.

On October 29, 2007, the Company entered into a financing transaction in which it issued 113,500 units, each unit consisting of one share of the Company’s series B preferred stock and a warrant to purchase up to 50 shares of the Company’s common stock for $3,825,000 in cash and the cancellation of $1,850,000 of debt securities.  In this transaction, Steven Strasser, the Company’s Chief Executive Officer purchased 16,000 units for $250,000 in cash and the cancellation of a $550,000 note; George Boyadjieff, a director and senior technical advisor of the Company, purchased 4,000 units for $200,000 in cash; Douglas Dunn, a director of the Company, purchased 1,000 units for $50,000 in cash; Gary Rado, a director of the Company, purchased 2,000 units for $100,000 in cash (See Note 18).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On January 21, 2008, the Company issued and sold and additional 5,600 units under the above referenced financing transaction.  In this closing, Steven Strasser purchased 1,600 units for $80,000 in cash (See Note 18).
On November 30, 2006, the Company entered into a financing transaction in which it issued 10,700,008 shares of its common stock and 5,350,004 warrants to purchase common stock for $3,210,000 and $2,000,000 in senior secured notes in a private offering of equity and debt.  In this transaction, Steven Strasser, the Company’s Chief Executive Officer purchased 1,166,668 shares of common stock and 583,334 warrants for $350,000, and was issued a senior secured note for $550,000; John (BJ) Lackland, the Company’s Chief Financial Officer purchased 100,000 shares of common stock and 50,000 warrants for $30,000; Robert Murray, the Company’s former Chief Operating Officer purchased 100,000 shares and 50,000 warrants for $30,000; George Boyadjieff, a director and senior technical advisor of the Company was issued 1,000,000 shares of common stock and 500,000 warrants for $300,000; and Commerce Energy Group was issued a $200,000 secured note and 250,000 warrants (See Notes 16 and 19).  The $2,000,000 in senior secured notes were paid off in full on October 29, 2007 (See Note 18).

Interest expense of approximately $0 and $665,000 for the years ended December 31, 2008 and 2007, respectively, was associated with related parties.  Of the $665,000 amount, approximately $75,000 was cash interest paid to the Company’s Chief Executive Officer, approximately $173,000 was cash interest paid to other investors who owned more than 5% of the Company’s outstanding common stock and voting equivalents, and approximately $417,000 was amortization of debt discount associated with related parties.

 NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid during the year ended December 31, for:

	2008	2007

Interest	$-	$248,218

Income/Franchise Taxes	$12,271	$6,906

Non-cash items recorded during the year ended December 31, for:

	2008	2007

Common Stock Dividends	$545,800	$-

 NOTE 16 - NOTES PAYABLE:

On November 30, 2006, the Company entered into a financing transaction in which the Company issued $2,000,000 of its two year, senior, secured promissory notes (collectively the “Notes”, individually a “Note”).   The Notes were paid off in full on October 29, 2007 (See Note 18.)

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The $2,000,000 loan consisted of $550,000 from Steven Strasser, the Company’s Chairman, Chief Executive Officer and the Company’s largest beneficial shareholder, $200,000 from Commerce Energy Group, Inc, the Company’s second largest shareholder prior to the Offering, and $1,250,000 from individual investors.  $1,450,000 of these Notes came from the exchange of existing promissory notes of the Company.

During 2005, the Company issued a $50,000 promissory note payable to its former landlord in connection with a settlement agreement.  During the year ended December 31, 2007, the Company paid $11,111 in principal.  As of December 31, 2007, this note has been paid off in full.

 NOTE 17 - EMPLOYMENT AND CONSULTING AGREEMENTS:

On June 1, 2005, the Company entered into an employment and compensation agreement with Steven Strasser, the Company’s Chief Executive Officer.  The agreement is for a term of five years, with a base salary for the first year of the agreement of $275,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   During the first year of the Agreement, an amount equal to $215,000 of the base salary shall be paid by grant of stock options under the Company’s 2000 Stock Option and Restricted Stock Plan to purchase 1,612,500 shares of the Company’s common stock, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $60,000 of the base salary is to be paid in cash.  The agreement with this Chief Executive Officer also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to this Chief Executive Officer  in the event of a change of control.  This Chief Executive Officer also received 1,818,180 incentive stock options which will vest over a five year period and have an exercise price of $0.22, and 1,181,820 non-qualified stock options which will vest over a five year period and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants.

On June 1, 2005, the Company entered into an employment and compensation agreement with John Lackland, the Company’s Chief Financial Officer.  The agreement is for a term of five years, with a base salary for the first year of the agreement of $175,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   During the first year of the Agreement, an amount equal to $55,000 of the base salary shall be paid by grant of stock options under the Company’s 2000 Stock Option and Restricted Stock Plan to purchase 412,500 shares of the Company’s common stock, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $120,000 of the base salary is to be paid in cash.  The agreement with this Chief Financial Officer also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to this Chief Financial Officer in the event of a change of control.  This Chief Financial Officer also received 1,733,750 incentive stock options which will vest over a five year period and have an exercise price of $0.20, and 66,250 non-qualified stock options which vested on June 1, 2006 and have an exercise price of $0.20. The agreement also provides for certain non-competition and nondisclosure covenants.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On June 1, 2005, the Company entered into an employment and compensation agreement with Nicholas Anderson, the Company’s former Chief Technology Officer.  On May 15, 2006, the Company terminated Nicholas Anderson, for cause, and cancelled his employment agreement with the Company.  The Company has not accrued a loss related to this termination and does not foresee any material loss in its ability to manufacture current products or develop new products.

On June 9, 2005, the Company entered into a consulting agreement with an advisor to serve as the Company’s Senior Technical Advisor.  The term of this agreement is for 24 months and calls for the advisor to assist the Company in digitizing the Company’s technology.  For his services, the Company agreed to issue the advisor 400,000 options, vesting quarterly from the date of the agreement.  In addition, the Company will reimburse all reasonable and necessary expenses incurred by the advisor.  In the event that the Company’s annual sales from digital products reaches $5,000,000, the Company will pay the advisor a $100,000 one time bonus.  The agreement contains confidentiality and non-competition provisions.  This agreement can be terminated in 90 days by either party by written notices.  On June 6, 2007, the Company renewed the agreement with the advisor.  In connection with the renewal, the Company granted the advisor 1,000,000 warrants, which vest upon the approval of certain patents, created by the advisor, by the US Patent Office, or the buy-out of the Company, whichever occurs first.

On March 1, 2007, the Company entered into a consulting agreement with a sales and marketing consultant.  The term of this agreement is for 12 months and calls for the consultant to assist the Company in its business development, sales and marketing efforts.  For his services, the Company has agreed to issue the consultant 100,000 warrants, vesting quarterly from the date of the agreement.  In addition, the Company will reimburse all reasonable and necessary expenses incurred by the consultant.  This agreement contains confidentiality and non-competition provisions.  Each party has the right to cancel this agreement with no less than 10 days notice in writing.

On March 21, 2007, the Company entered into a consulting agreement with a product manager.  This agreement was terminated on April 11, 2007 and all obligations have been satisfied in full, and all stock options issued to the product manager were cancelled.

On January 7, 2008, the Company entered into a consulting agreement with a European sales and marketing consultant.  This agreement was terminated on September 1, 2008 and all obligations have been satisfied in full and all stock options issued to the consultant were cancelled.

On January 23, 2008, the Company signed an efficiency aggregation contract with San Diego Gas & Electric Company (“SDG&E”).  Under the terms of this contract, SDG&E will pay the Company $0.14 per kWh of energy saved in the first year of operation of the MEC, for new installations of the MEC in SDG&E’s service area.   Payment to the Company is subject to certain inspections, approvals and time restrictions.  The term of this contract is for 5 years, and either party may terminate this contract upon written notice.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On October 8, 2008 and October 27, 2008, the Company entered into two business advisory agreements with two advisors.  The agreements call for each of the advisors to perform introductory and business development services for the Company.  For their services, the Company has agreed to grant each advisor 250,000 common stock warrants, 50,000 of which will vest upon the commencement of  testing of the Company’s technology as a direct result of the advisors efforts, and the remaining 200,000 will vest upon the purchase of the Company’s products or an agreement to license the Company’s technology as a direct result of the advisors’ efforts.  The term of each agreement is for one year or until the engagement is completed, whichever occurs first, and can be cancelled by either party upon 60 days written notice.

 NOTE 18 - ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK:

On October 29, 2007, the Company issued and sold 113,500 units (the “Units”), each Unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), and a warrant to purchase 50 shares of the Company’s common stock, resulting in the sale and issuance of an aggregate of 113,500 shares of Series B Preferred Stock and warrants to purchase, initially, up to 5,675,000 shares of the Company’s common stock (the “Warrants”), in a private offering (the “Preferred Offering”) for $5,675,000 in cash and cancellation of indebtedness (See Note 16).  Many of the purchasers of Units were either officers, directors or pre-existing stockholders or noteholders of the Company (See Note 14).

In connection with the Preferred Offering, the Company has agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) to register the common stock issuable upon conversion of the Series B Preferred Stock issued, as well as the common stock issuable upon exercise of the Warrants, not later than 60 days from the termination date of the Offering (the “Termination Date”), and must use its reasonable best efforts to have the Registration Statement declared effective not later than 120 days from the Termination Date.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances.  The Series B Preferred Stock is convertible at the option of the holder at any time.  The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period.  The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s board of directors.  As such, none is accrued in these financial statements.

The Preferred Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.  No placement agent or underwriter was used in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party.

On November 8, 2007, the Company sold 5,000 units, resulting in the sale and issuance of 5,000 shares of Series B Preferred Stock and warrants to purchase up to 250,000 shares of the Company’s common stock, for $250,000 under the Preferred Offering.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On November 15, 2007, the Company sold 1,400 units, resulting in the sale and issuance of 1,400 shares of Series B Preferred Stock and warrants to purchase up to 70,000 shares of the Company’s common stock, for $70,000 under the Preferred Offering.

On December 20, 2007, the Company sold 9,500 units, resulting in the sale and issuance of 9,500 shares of Series B Preferred Stock and warrants to purchase up to 475,000 shares of the Company’s common stock, for $475,000 under the Preferred Offering.

On December 28, 2007, the Company sold 5,000 units, resulting in the sale and issuance of 5,000 shares of Series B Preferred Stock and warrants to purchase up to 250,000 shares of the Company’s common stock, for $250,000 under the Preferred Offering.

On January 21, 2008, the Company issued and sold 5,600 units, resulting in the sale and issuance of an aggregate of 5,600 shares of Series B Preferred Stock and warrants to purchase up to 280,000 shares of the Company’s common stock for $280,000 in cash under the Preferred Offering.

On November 1, 2008, the Company declared a stock dividend of 2,729,000 shares of common stock, valued at $545,800,  payable to all of the holders of it’s Series B Preferred Stock.  The dividend was paid on November 24, 2008.

 NOTE 19 - STOCKHOLDERS' EQUITY:

On various dates from November 30, 2006 through March 31, 2007, the Company issued and sold an aggregate of 14,116,680 shares of its common stock and 7,058,340 warrants to purchase its common stock (the “Equity Warrants”), in a private offering (the “Offering”) for $4,235,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company.  The per share purchase price of the common stock was $0.30.  The Equity Warrants have a per share exercise price of $0.40, are exercisable immediately and expire on various dates from November 29, 2011 through March 30, 2012.

The $4,235,000 investment included $250,000 from Steven Strasser, the Company’s Chief Executive Officer, $30,000 from John (BJ) Lackland, the Company’s Chief Financial Officer, $30,000 from Robert Murray, the Company’s former Chief Operating Officer, and $300,000 from George Boyadjieff, a Director of the Company.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.  No placement agent or underwriter is entitled to compensation in connection with either the Offering or the sale of the Notes and there is no commission, finder’s fee or other compensation due or owing to any party.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

 NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

SFAS No. 107 “Disclosure About the Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short term nature.

 NOTE 21 - 401(K) RETIREMENT PLANS:

The Company maintains a 401(k) retirement plan (the 401(k) Plan).  The 401(k) Plan is voluntary, and available to all employees who have been with the Company for at least six months.  The Company may make discretionary contributions.  The Company did not make any contributions in 2008 or 2007.

 NOTE 22 - SUBSEQUENT EVENTS:

On March 11, 2009, the Company elected a new director to its Board of Directors.  For his services on the Board of Directors, the new director received 100,000 options to purchase the Company’s common stock at an exercise price of $0.11 per share.

On March 11, 2009, the Company entered into an consulting agreement with the newly elected director mentioned above.  The agreement is for a term of 12 months.  The consultant will receive $3,000 per month and 360,000 warrants to purchase the Company’s common stock, at an exercise price of $0.11 per share, under the terms of this agreement.  The warrants vest equally over the term of the agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's certificate of incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the certificate of incorporation does not eliminate the liability of a director for (1) any breach of the director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, the certificate of incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general, Section 145 of the DGCL permits the Company to indemnify a director, officer, employee or agent of the Company or, when so serving at the Company's request, another company who was or is a party or is threatened to be made a party to any proceedings because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful.

The Company maintains a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Company, including the indemnification payable to any director or officer. The entire premium for such insurance is paid by the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$300.65
Legal Fees	15,000.00
Accounting Fees	5,000.00
Printing Fees	1,150.00
Miscellaneous	5,000.00
Total	$26,450.65

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On November 30, 2006, the Company issued 10,700,008 shares of common stock to several accredited investors in the first closing of a private offering of common stock for $3,210,000, of which approximately $2,760,000 was from new cash and $450,000 was from the exchange of debt. Of this amount, the CEO, CFO and one Director of the Company invested a total of $510,000, of which approximately $260,000 was from new cash and $250,000 was from the exchange of debt.

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On January 19, 2007, the Company issued 666,668 shares of common stock to several accredited investors in the second closing of a private offering of common stock for $200,000 in cash.

On March 2, 2007, the Company issued 1,583,336 shares of common stock to several accredited investors in the third closing of a private offering of common stock for $475,000 in cash.

On March 7, 2007, the Company issued 333,334 shares of common stock to an accredited investor in the fourth closing of a private offering of common stock for $100,000 in cash.

On March 30, 2007, the Company issued 500,000 shares of common stock to several accredited investors in the fifth closing of a private offering of common stock for $150,000 in cash.

On March 31, 2007, the Company issued 333,334 shares if common stock to an accredited investor on the sixth and final closing of a private offering of common stock for $100,000 in cash.

On January 21, 2008, the Company issued an aggregate of 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. The Series B Preferred Stock and warrants issued in the offering are convertible or exercisable, as applicable, into an aggregate of up to 21,000,000 shares of the Company’s common stock.

On March 11, 2009, the Company entered into a consulting agreement with one of the Company’s directors.  As consideration for services provided by Mr. Curhan and pursuant to the consulting agreement, Mr. Curhan will receive 360,000 warrants to purchase the Company’s common stock, at an exercise price of $0.11 per share.  The warrants vest equally on a monthly basis over the term of the agreement.  The warrants were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 27. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index at page II-9.

(b) Financial Statement Schedules

All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28. Undertakings

The undersigned smaller reporting company hereby undertakes to:

(1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the smaller reporting company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned smaller reporting company hereby undertakes with respect to the securities being offered and sold in this offering:

(1)	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

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(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification by the undersigned smaller reporting company for liabilities arising under the Securities Act may be permitted to d i rectors, officers and controlling persons of the smaller reporting company pursuant to the foregoing provisions, or otherwise, the smaller reporting company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, State of Nevada on June 29 , 2009.

POWER EFFICIENCY CORPORATION

By:	/s/ STEVEN Z. STRASSER
Steven Z. Strasser Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Z. Strasser and John (BJ) Lackland as their true and lawful attorneys-in-fact and agents, with full power of substitution, with power to act alone, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ STEVEN Z. STRASSER	Chairman and Chief Executive Officer	June 29 , 2009
Steven Z. Strasser	(Principal Executive Officer)

*	Chief Financial Officer	June 29 , 2009
John (BJ) Lackland	(Principal Financial and Accounting
Officer)

*	Director	June 29 , 2009
Richard Morgan

*	Director	June 29 , 2009
Douglas M. Dunn

*	Director	June 29 , 2009
George Boaydjieff

*	Director	June 29 , 2009
Gary Rado

*	Director	June 29 , 2009
Gregory Curhan

*	Director	June 29 , 2009
Kenneth Dickey

EXHIBIT INDEX
 Description of Document

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-SB filed on October 20, 2000.

3.2	Amendment to the Certificate of Incorporation of the Company dated June 5, 2002, incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on June 18, 2002.

3.3	Amendment to the Certificate of Incorporation of the Company dated July 6, 2005, incorporated by reference to Exhibit 3.3 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

3.4	Amendment to the Certificate of Incorporation of the Company dated October 13, 2005, incorporated by reference to Exhibit 3.4 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

3.5	Amended and Restated By-laws of the Company dated March 23, 2004, incorporated by reference to Exhibit 3.1 to Company’s Quarterly Report on Form 10-QSB filed on May 14, 2004.

3.6
Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Power Efficiency Corporation, incorporated by reference to Exhibit 4.2 to Company's Current Report on Form 8-K filed on May 25, 2003.

3.7
Certificate of Certificate Eliminating Reference To A Series Of Shares Of Stock From the Certificate of Incorporation of the Company, dated October 22, 2007, incorporated by reference to Exhibit 3.7 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

3.8
Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Registrant dated October 23, 2007, incorporated by reference to Exhibit 3.8 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

4.1	Form of Placement Agent Warrant issued pursuant to Exhibit 10.45, incorporated by reference to Exhibit 3.2 to Company’s Current Report on Form 8-K Filed on July 19, 2005

4.2	Form of Investor Warrant, incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on July 19, 2005

4.3	Specimen common stock certificate of the Company, incorporated by reference to Exhibit 4.5 to the Company’s Form SB-2/A Registration Statement filed December 8, 2005.

4.4
Agreement dated April 22, 2005, between the Company and Summit Energy Ventures, LLC, for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.6 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

4.5
Agreement dated April 22, 2005, between the Company and Commerce Energy Group, Inc., for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.7 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

4.6	Form of Equity Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 24, 2007

4.7	Form of Equity Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed March 8, 2007

4.8
Form of Warrant, issued to certain investors in the Company’s private placement of units on January 21, 2008, incorporated by reference to Exhibit 4.8 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

5.1	Opinion of Ellenoff Grossman & Schole LLP*

10.1	United States Patent #5,821,726, incorporated by reference to Exhibit 10(g) to Company's Annual Report on Form 10-SB filed on October 20, 2000.

10.2	1994 Stock Option Plan, incorporated by reference to Exhibit 10(i) to Company's Annual Report on Form 10-SB filed on October 20, 2000.

10.3	Patent License Agreement (DN-858) with NASA, incorporated by reference to Exhibit 10.10 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.4	Patent License Agreement (DE-256) with NASA incorporated by reference to Exhibit 10.11 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.5	Settlement and Release Agreement with NASA incorporated by reference to Exhibit 10.12 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.6	Modification No. 1 to Patent License Agreement (DE-256) with NASA, incorporated by reference to Exhibit 10.13 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.7	Product Warranty, incorporated by reference to Exhibit 10.16 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.8	Test Report from Medsker Electric, Inc., incorporated by reference to Exhibit 10.17 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.9	Test Report from Oak Ridge National Laboratory, incorporated by reference to Exhibit 10.18 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.10	Test Report from Oregon State University - The Motor Systems Resource Facility, incorporated by reference to Exhibit 10.19 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.11	Test Report from Otis Elevator Co., incorporated by reference to Exhibit 10.20 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.12	Certificate of Amendment of Warrant, incorporated by reference to Exhibit 10.4 to Company's Current Report on Form 8-K filed May 25, 2003.

10.13
Settlement Agreement and Mutual General Release with Stephen L. Shulman and Summit Energy Ventures, LLC dated October 3, 2003, incorporated by reference to Exhibit 10.5 to Company's Quarterly Report on Form 10-QSB filed November 14, 2003.

10.14
Amendment to the Amended and Restated Stockholders' Agreement among Anthony Caputo, Nicholas Anderson, Philip Elkus, Stephen Shulamn, Performance Control, LLC, Summit Energy Ventures, LLC and Power Efficiency Corporation dated September 22, 2003, incorporated by reference to Exhibit 10.7 to Company's Quarterly Report on Form 10-QSB filed November 14, 2003.

10.15	Business Property Lease with Arens Investment Company dated November 1, 2003, incorporated by reference to Exhibit 10.36 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.16	Letter agreement with Pali Capital, Inc. dated February 25, 2004, incorporated by reference to Exhibit 10.40 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.17	Amended and Restated 2000 Stock Option and Restricted Stock Plan dated February 23, 2004, incorporated by reference to Exhibit 10.41 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.18	Amended and Restated 1994 Stock Option Plan, incorporated by reference to Exhibit 10.42 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.19	Single Phase Licensing Agreement with Commerce Energy Group, incorporated by reference to Exhibit 10.1 to Company's Quarterly Report on Form 10-QSB filed November 15, 2004.

10.20
Business Property Lease Amendment involving Glenborough LLC and Northwest Power Management, Inc. dated February 7, 2005, incorporated by reference to Exhibit 10.48 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005.

10.21	Settlement and Consulting Agreement with Keith Collin dated September 27, 2004, incorporated by reference to Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005.

10.22
Placement Agency Agreement dated as of June 1, 2005, between the Company and Joseph Stevens & Co., Inc., incorporated by reference to Exhibit 10.51 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

10.24	Consulting Agreement with George Boyadjieff, dated June 9, 2005, incorporated by reference to Exhibit 10.54 to the Company’s Form 10-KSB filed on March 31, 2006

10.25	Consulting Agreement with Steven Blum dated February 21, 2006, incorporated by reference to Exhibit 10.55 to the Company’s Form 10-KSB filed on March 31, 2006

10.26	Consulting Agreement with CEO Cast, Inc, dated January 2, 2006, incorporated by reference to Exhibit 10.56 to the Company’s Form 10-KSB filed on March 31, 2006

10.27	Letter Agreement with USBX Advisory Services, LLC, dated January 6, 2006, incorporated by reference to Exhibit 10.57 to the Company’s Form 10-KSB filed on March 31, 2006

10.28	Employment Agreement with Steven Strasser dated June 1, 2005, incorporated by reference to Exhibit 8.1 to the Company’s Current Report of Form 8-K filed July 13, 2005.

10.29	Employment Agreement with John Lackland dated June 1, 2005, incorporated by reference to Exhibit 8.2 to the Company’s Current Report on Form 8-K filed on July 13, 2005.

10.30	Interim Financing Agreement with EMTUCK, LLC dated April 18, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.31	Promissory Note granted to EMTUCK, LLC dated April 19, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.32	Security Agreement with EMTUCK, LLC dated April 19, 2006, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.33	Form of EMTUCK Warrant, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.34	Promissory Note granted to EMTUCK, LLC dated May 19, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 26, 2006.

10.35	Form of Pali Note Extension Consent Letter dated October 23, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2006.

10.36	Form of Securities Purchase Agreement, dated November 30, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.37	Form of Note, dated November 30, 2006, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.38	Form of Debt Warrant, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.39	Form of Equity Warrant, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.40	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2007.

10.41	Consulting Agreement amendment with George Boyadjieff, dated June 9, 2007, incorporated by reference to the Quarterly Report on Form 10-QSB filed on August 13, 2007.

10.42
Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2007.

10.43	Consulting Agreement amendment with George Boyadjieff, dated June 9, 2007, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on August 13, 2007.

10.44
Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 12, 2007.

10.45
Securities Purchase Agreement, dated as of October 27, 2007 by and between the Company and certain Investors, incorporated by reference to Exhibit 10.45 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

23.1	Consent of Sobel & Co., LLC, Certified Public Accountants.*

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

* filed herewith